Exhibit 4.19
Deed of Trust

Signed on August 2, 2015

    Between:
Optibase Ltd. 10 Hasadnaut St., Herzliya Tel.: 073-7073700 Fax: 073-7946331 (hereinafter: the “Company”)

Of the first part;
            and between
Hermetic Trusts (1975) Ltd. 113 Hayarkon Street, Tel Aviv Tel.: 03-5544553 Fax: 03-5271039 (hereinafter: the “Trustee")

Of the second part;

Whereas
On August 2, 2015, the Company’s board of directors approved the publication of a supplement prospectus of the Company, whereby the public will be offered Bonds (Series A) of the Company, that are not convertible into shares of the Company (hereinafter jointly: the “Bonds (Series A)” or the “Bonds”) in accordance with this Deed of Trust; and

Whereas	On May 6, 2015, Midroog Ltd. announced that it was providing a rating of Baa1 with a stable outlook to the issue of the Bonds (Series A) of the Company; and

Whereas
The Company requested of the trustee that, subject to the issue of the Bonds (Series A), it will serve as a trustee for the Bondholders (Series A), and the trustee has agreed to the same, all subject to and in accordance with the terms of this Deed of Trust; and

Whereas	The trustee is a company limited by shares, duly incorporated in Israel, whose purpose is to engage in trusts; and

Whereas
The trustee declares that there is no impediment under the Law (as defined below) or any other law, to its engagement with the Company under this Deed of Trust, and that it meets the requirements and terms of fitness as prescribed in the Law (as defined below) to serve as a trustee under this Deed of Trust; and

Whereas	The trustee has no material interest in the Company, and the Company has no personal interest in the trustee; and

Whereas	The Company declares that there is no impediment under any law to the engagement with the trustee under this Deed of Trust; and

Whereas	The Trustee agrees to sign this Deed of Trust and act as a trustee for the Bondholders.

Therefore, it is stipulated and agreed between the parties as follows:

1.	Preamble, Interpretation and Definitions

1.1.	The preamble to this Deed of Trust and the appendices attached hereto constitute integral parts thereof.

1.2.	The Trustee's signature on this Deed does not constitute an opinion on its part regarding the nature of the offered securities or desirability of investment therein.

1.3.
Division of this Deed of Trust into sections as well as the provision of titles for the sections was done solely for purposes of convenience and they shall not be used for the purpose of interpretation.

1.4.
All of the contents of this Deed in the plural refer to the singular as well, and vice versa, and all of the contents of this Deed in the masculine form relate to the feminine as well, and vice versa, and all references to an individual refer to a corporation as well, all unless there is an explicit and/or implicit provision in this Deed otherwise and/or unless the content or context requires otherwise.

1.5.
In any event of a conflict between the provisions of the law that can be conditioned upon (dispositive) and the provisions of this Deed, the provisions of this Deed will prevail. In any event of a conflict between the provisions of the law that cannot be conditioned upon (cogent) and the provisions of this Deed, the provisions of the Law will prevail.

1.6.	In any event of a conflict between the provisions described in the Prospectus in connection with this Deed and the explicit provisions of this Deed, the provisions of this Deed will govern.

1.7.	In this Deed of Trust, the following terms will have the meanings beside them, unless another intention is implied from the content or their context:

"This Deed" or the "Deed of Trust"	This Deed of Trust, including the addendum and appendices attached hereto, constituting integral parts hereof;
“Trustee"	The Trustee mentioned at the beginning of this Deed and/or a person who serves from time to time as a trustee of the Bondholders under this Deed;
The “Prospectus”	The supplementary prospectus of the Company, which will be published in August 2015 for the issue of the Bonds and/or any later prospectus based on which additional bonds will be issued (Series A);
The “Tender”	The tender on the fixed annual interest rate that the Bonds (Series A) issued by the Company in accordance with the Prospectus will bear;
The “Law” or the “Securities Law”	The Securities Law, 5728-1968 and the regulations enacted thereunder, as they may be from time to time;

“The Bondholder Registry”	The registry of bondholders as set forth in Section 35h2 of the Law, and as stated in Section 26 of this Deed;
“Stock Exchange	The Tel Aviv Stock Exchange Ltd.;
“Principle”	The unpaid par value of the (Series A) Bonds;
“Special Resolution”
A resolution adopted at a general meeting of the Bondholders (Series A) in which Bondholders possessing at least fifty percent (50%) of the balance of the par value of Bonds (Series A) were present, either personally or by means of their representatives, or as a postponed meeting at which holders of at least twenty percent (20%) of the said balance of the par value were present either personally or by means of their representatives, and which was adopted (whether at an original meeting or at a postponed meeting) by a majority consisting of at least two thirds (two thirds) of the balance of the par value of the Bonds (Series A) represented in the vote, excluding abstentions;

“Midroog”	Midroog Ltd.;
The “Rating Agency”	Any rating agency that receives approval of the Commissioner of Capital Markets at the Ministry of Finance;
The “Nominee Company”
Mizrahi Tefahot Nominee Company Ltd., or a nominee company that replaces it, provided that all of the securities of the Company that are listed for trade in the Stock Exchange are registered in the name of the same nominee company;

The “Bonds” or the “Series of Bonds” or the “Bonds (Series A)”
The Bonds (Series A), listed by name, the conditions of each of which are in accordance with the certificate of Bonds (Series A), which will be issued from time to time by the Company, at its sole discretion;

The “Bondholders” and/or the “Holders of the Bonds” and/or the “Holders”
The individuals whose names are listed at the time in question in the Register of Bondholders as the holders of the bonds, and in the case of a number of joint holders, the joint holder listed first in the Register of Bondholders.

“Trading Day”	All day on which trading takes place on the Stock Exchange;
“Business Day” or “Bank Business Day”	Any day on which most of the banks in Israel are open to carry out transactions.
“Exchange Clearinghouse”	The Clearing House of the Tel Aviv Stock Exchange Ltd.;
The “Companies Law”	The Companies Law, 5759-1999;
“Generally Accepted Accounting Principles”	US Generally Accepted Accounting Principles (US GAAP), or any other Generally Accepted Accounting Principles on the basis of which the Company’s financial statements are prepared;
“Relative”	As defined in Section 1 of the Companies Law.

2.	General

2.1.	This Deed of Trust is subject to the rules of the Stock Exchange, insofar as they cannot be conditioned upon.

2.2.	Dates

The dates scheduled for payments (hereinafter: the “Dates”) have been determined, inter alia, in accordance with the Stock Exchange Regulations, the guidelines thereunder and the bylaws of the Stock Exchange Clearing House (hereinafter: the “Provisions of the Stock Exchange”) that are in force on the signing of the Deed of Trust.

The Provisions of the Stock Exchange may change from time to time, and inter alia, may include various limitations regarding the Dates set forth in the Deed of Trust or the Prospectus.

In the event that the Provisions of the Stock Exchange are changed with regard to Dates as stated, the change will also apply to securities issued under this Deed of Trust, unless determined otherwise by the Stock Exchange or the Clearing House of the Stock Exchange.

2.3.	Appointment of Trustee

2.3.1.
The Company hereby appoints the Trustee as the first trustee for the Bondholders (Series A), based on the provisions of Chapter E1 of the Law, including those entitled to payments under the Bonds which are not paid after they become due to be paid.

2.3.2.
If the Trustee is replaced with another trustee, the other trustee will be a trustee for the Bondholders based on the provisions of Chapter E1 of the Law, including for those entitled to payments under the Bonds that are not paid after they become due to be paid.

2.4.	Entry to Force of the Position

The trust for the Bondholders and the functions of the Trustee under this Deed of Trust will enter into force on the allocation date of the bonds under this Deed by the Company.

2.5.	Term of the Position; Expiry of the Position; Resignation; Dismissal

2.5.1.
The first trustee will serve as of the date set forth in Section 2.4 above, and the term will end on the date on which a meeting of Holders convenes (hereinafter: the “First Appointment Meeting”), which the Trustee will convene no later than 14 days from the submission of the annual report on the matters of the trust under Section 35h1(a) of the Law. If the First Appointment Meeting (with a simple majority) approves the continued service of the first trustee, it will continue to serve until the end of the first appointment term set forth in the resolution of the First Appointment Meeting (which may be until the final payment date of the Bonds).

2.5.2.
If the First Appointment Meeting and/or any later meeting that allocates the additional term of appointment of the Trustee terminates the term of appointment by passing a resolution of the Holders as to the continued service and/or appointment of another trustee thereunder.

2.5.3.	Notwithstanding this Section 2, the provisions of the Law will apply to the appointment, replacement, service, expiration of service, resignation and dismissal of the Trustee.

2.6.	Functions of the Trustee and its Authorities

2.6.1.
The Trustee will represent the Bondholders in every matter stemming from the Company's undertaking to them, and may, for this purpose, take action to exercise the rights given to the Holders under the Law or according to the Deed of Trust.

2.6.2.	The Trustee's actions are valid even if a defect is discovered in the appointment or eligibility.

2.6.3.	The Trustee will have all of the powers granted thereto under the Law, even if not listed above.

2.6.4.
The Trustee will use the powers, permissions and authorities granted thereto under this Deed of Trust, at its discretion, or in accordance with the decision of the meeting, all subject to the provisions of any law.

2.6.5.	In addition to the provisions of the Law and without detracting from them, the positions of the Trustee will be those listed in Appendix 3 of this Deed of Trust.

2.6.6.
Unless explicitly set forth otherwise in the Law or the provisions of this Deed of Trust, the Trustee is not required to act in a manner which is not expressly detailed in this Deed of Trust so that any information, including about the Company and/or in connection with the Company's ability to meet its obligations to Bondholders comes to his attention, and this is not his role.

3.	Issuance of the Bonds

3.1.
The Company intends to issue, under the Prospectus, as supplemented within the supplementary notice, the Bonds (Series A), registered by name, par value NIS 1 each. The Bonds will be payable (principle) in twelve (12) payments, with the payments being consecutive and equal, on June 30 and December 31 of each of the years 2016 through 2021 (with the first payment for the principle being executed on June 30, 2016, and the last payment being executed on December 31, 2021). 1

The Bonds shall not be linked to any index or currency.

The unpaid balance of the Bonds (Series A) in circulation will bear annual interest at a fixed rate that will be determined in the Tender (without linkage to any index or currency).

The interest for the Bonds (Series A) will be paid in thirteen (13) biannual payments, on June 30 and December 31 of each of the years 2015 through 2021 (inclusive), with the first interest payment being made on December 31, 2015, and the last interest payment being made on December 31, 2021, for the period of six (6) months ending on the payment date (hereinafter: the “Interest Period”), other than the first interest payment, which will be made on December 31, 2015, for the period beginning on the first trading day after the closing date of the signatures and ending on the first payment date of the interest (hereinafter: the “First Interest Period”), when calculated on a basis of 365 days per year, based on the number of days in this period. The interest rate that will be paid for a particular interest period (other than the First Interest Period) (meaning, the period that begins on the first day after the end of the interest period immediately prior and ending on the interest payment day immediately after the commencement date) will be calculated as the yearly interest rate divided by two (hereinafter: the "Semiannual Interest Rate"). The Company will publish an immediate report of the results of the Tender relating to the issue of the Bonds (Series A), the first interest rate, the interest rate determined in the Tender as stated, and the biannual interest rate.

1	Each of the first 11 payments will be in a rate of 8.33% of the principal and the last payment will be in a rate of 8.37% of the principal.

For additional details, see also Sections 3, 4 and 5 of the overleaf conditions of the Bonds.

The Bonds are rated Baa1 by Midroog.

The Bonds are not secured by any collateral.

The Bonds (Series A) will be listed for trade on the Stock Exchange.

3.2.	The Expansion of the Series

The Company may issue, in any manner (including in a private placement or a public offering), at any time and from time to time at its sole discretion, without requiring the consent of the Bondholders or the Trustee, or providing notice to any of them of the same, including the issue to a Related Holder as defined in Section 4.2 below, in accordance with the provisions of any law, the additional Bonds (Series A), whose terms will be identical to the terms of the Bonds, at any price and in any manner it sees fit, and this Deed will also apply regarding all of the additional bonds as stated, which will be issued by the Company, and the additional bonds will be deemed, as of the date of their issue, mutatis mutandis, to be Bonds (Series A).

The Trustee will serve as a trustee for the Bonds (Series A), as they may be from time to time in circulation, even in the case of an expansion of a series, and the Trustee will not be required to provide consent for the service as stated for the expanded series.

For the avoidance of doubt, the holders of the additional bonds, as stated in this section above, will not be entitled to the principal and/or interest for the interest periods whose effective payment dates occur before the date of their issue.

The Bonds (Series A), including those that are issued in a series expansion, if any, may be issued at their par value, at a discount or premium.

In the event that the discount rate determined for the Bonds (Series A) following the expansion of a series of the Bonds (Series A) is different from the discount rate of the existing Bonds (Series A) in circulation at the time (if any), the Company will contact the Securities Authority, if required - before the expansion of the series of Bonds, in order to receive its confirmation that regarding withholding tax at source from the discount fees for the aforesaid bonds, a uniform discount rate will be determined for the Bonds, based on a formula that weights the various discount rates, if any.

If such approval is received, the Company will calculate, prior to the series expansion, the weighted discount rate for all of the Bonds and will announce the uniform weighted discount rate in an immediate report regarding the results of the issue, and will deduct tax on the payment dates of the aforesaid Bonds, according to said weighted discount rate as stated and in accordance with the provisions of the Law. If the Bonds are issued within a series expansion in a package together with other securities, the Company will announce the weighted discount rate no later than the fourth trading day after they are listed for trade. If no approval is received as stated, the Company will announce in an immediate report, before the expansion of the series, the uniform discount rate, which will be the highest discount rate created for the Bonds. The Company will withhold tax at source upon payment of the Bonds, in accordance with the discount rate reported as stated.

Accordingly, there may be cases in which the Company deducts withholding tax on discount fees at a higher rate than the discount fees set for Holders of Bonds (Series A) prior to the series expansion (hereinafter: the “Excess Discount Fees"), in a manner harming them, whether or not approval was received from the Tax Authority for setting a uniform discount rate for the relevant series. In this case, a taxpayer that holds Bonds (Series A) before the expansion of the aforesaid series and until payment of the same bonds will be entitled to submit a tax report to the Securities Authority and receive a tax refund in the amount of the tax withheld from the Excess Discount Fees, if it is entitled to a refund as stated under law.

Notwithstanding the above, the Company may not perform an expansion of the Bonds (Series A) if upon the expansion of the series, the Company does not meet any of the financial covenants set forth in Section 5.3 below, or if according to the audited annual consolidated financial statements, or the quarterly consolidated financial results of the Company, as applicable, whichever is published most recently before the expansion date as stated, after the impact of the expansion of the series as stated (if performed before the date to which the financial statements or the quarterly results relate, as stated), the Company does not meet any of the financial covenants set forth in Section 5.3 below. The Company will provide the Trustee with confirmation from a senior office regarding the Company’s compliance with the conditions set forth above, no later than seven business days before the expansion of the series takes place. The Trustee will rely on the Company’s approval, and will not be required to perform additional examinations on its behalf.

It is clarified that an additional condition for the issue of additional bonds from the Bonds (Series A) will be receipt of approval in advance by the Rating Agency whereby the expansion of the Bonds (Series A) does not harm the rating of the Bonds (Series A), such that after the expansion of the series as stated, the rating of the Bonds (Series A) is not less than the rating of the Bonds (Series A) before the expansion of the series as stated. If the Company is rated by more than one Rating Agency, for the purpose of this section, the lower of all of the ratings determined for the Company will be applicable.

For the avoidance of doubt, it is clarified that the issue of the additional bonds from the Bonds (Series A) will take place with a deed of trust, and the provisions of the Deed of Trust will apply thereto, and the existing bonds from Series A and the additional bonds of the same series (as of the date of their issue) will constitute one series for all intents and purposes.

The Company will request that the Stock Exchange list for trade the additional bonds as stated, when offered.

3.3.	Issue of Additional Securities

The Company may issue, at any time and from time to time in any manner (including a private placement or offer to the public), at its sole discretion, without requiring the consent of the Bondholders or the Trustee or providing notice to any of them as to the same, including an issue to an Affiliated Holder as defined in Section 4.2 below, bonds of a different class or different series of bonds or other securities or any type or kind, with or without ancillary rights for the purchase of the Company’s shares, with terms of interest, linkage, securities, payment, and other conditions, if the Company sees fit, whether preferential over the terms of the Bonds, equal or inferior to them.

4.	Purchase of Bonds by the Company and/or an Affiliated Holder

4.1.
The Company reserves the right to purchase, at any time and from time to time, Bonds (Series A) at any price that it seems fit, whether in the Stock Exchange or external thereto or in another manner, without derogating from the payment obligation of the Bonds held by others, other than the Company. Bonds that are purchased by the Company will be cancelled upon their acquisition and delisted from trade in the Stock Exchange, and the Company may not issue the Bonds that it acquires again. In the case of the purchase of Bonds by the Company as stated, the Company will provide the Trustee with notice of the same shortly after the purchase, and will issue an immediate report of the same, all subject to the provisions of the Law. In the case that the Bonds are purchased as stated by the Company during trade in the Stock Exchange, the Company will request the Clearing House of the Stock Exchange to withdraw the certificates.

4.2.
Any subsidiary of the Company and/or a corporation under its control and/or the controlling shareholder of the Company (directly or indirectly) and/or a corporation under the control of a controlling shareholder of the Company (directly and/or indirectly) and/or their relatives (excluding the Company, for which the provisions of Section 4.1 above will apply), which does not hold the Bonds for itself (hereinafter: an “Affiliated Holder”), may purchase at any time and from time to time, including within the issue by the Company and/or sell, at any time and from time to time, Bonds (Series A). The Bonds that are held as stated by an Affiliated Holder will be considered to be an asset of the Affiliated Holder, will not be delisted from trade in the Stock Exchange, other than subject to the rules of the Stock Exchange, and may be transferred in the same manner as the other Bonds of the Company (subject to the provisions of the Deed of Trust and the Bonds). For the purpose of holding a meeting of Bondholders, the provisions of the Second Addendum of the Deed of Trust will apply. Additionally, regarding the legal quorum and the quorum of voters in the general meeting of the Bondholders, the provisions of the Second Addendum of this Deed will apply.

4.3.	The provisions of this Section 4 on their own will not bind the Company or the Bondholders in the purchase of bonds or require them to sell the Bonds in their possession.

5.	Company’s Undertakings

5.1.
The Company undertakes to pay all of the amounts of principal, interest (including arrears interest as defined in Section 5.5 of the overleaf conditions of the Bonds, if applicable) and to comply with all of the other terms and obligations imposed thereon, under the terms of the Bonds and under this Deed. In any event in which a payment date on account of a principal and/or interest amount applies on a day that is not a business day, the payment date will be postponed to the first business day thereafter, without any additional payment, interest or linkage.

5.2.	Company’s Undertakings Regarding a Distribution

5.2.1.
As long as the Bonds (Series A) exist in circulation, the Company undertakes not to perform a distribution as defined in the Companies Law (including by way of a buy-back of its shares) in amounts exceeding a rate of 35% of the profit as defined in the Companies Law, based on the Company’s consolidated financial statements, most recently published before the aforesaid distribution date, and less previous dividends distributed as of the issue date of the Bonds (Series A) for the first time.

5.2.2.
Additionally, as long as the Bonds (Series A) exist in circulation, the Company undertakes not to perform a distribution as defined in the Companies Law (including by way of a buy-back of its shares) following which the Company’s equity will be reduced (excluding minority rights), based on the Company’s consolidated financial statements, most recently published (less impacts arising from revaluation of income-generating real estate, if any), before the declaration date of the dividend, below USD 50 million.

5.2.3.
Shortly after the declaration of a distribution and no later than five days before the distribution date as stated, the Company will transfer confirmation to the Trustee regarding its compliance with the conditions in Section 5.2 above. The Trustee will rely on the Company’s approval, and will not be required to perform additional examinations on its behalf.

5.2.4.
As of the date of this Deed of Trust and excluding the provisions of this Section 5 above, the Company is not limited in terms of the distribution of dividend and/or the purchase of a buy-back of its shares. It shall be clarified that the above will not constitute a representation that this limitation will apply throughout the entire term of the Bonds.

5.3.	Financial Covenants

As long as the Bonds (Series A) exist in circulation (meaning, as long as the Bonds (Series A) are not repaid or cleared in full in any manner, including by way of a buy-back and/or early repayment), the Company undertakes as follows:

5.3.1.	Minimum Equity

The equity of the Company (excluding minority rights) will not be less than USD 33 million (hereinafter: the “Minimum Equity”). This amount will not be linked to any index or currency.

5.3.2.	Equity to Balance Sheet Ratio

The ratio between the equity (including minority rights) and the total balance sheet of the Company will not be less than 25% (hereinafter: the “Equity to Balance Sheet Ratio”).

The “Total Balance Sheet” - for the purpose of this Section 5.3.2 - the total consolidated balance sheet, based on the Generally Accepted Accounting Principles, all in accordance with the audited consolidated financial statements of the quarterly consolidated financial results of the Company, most recently published.

“Equity” - for the purpose of this Section 5.3 - the total equity of the Company, based on the audited consolidated financial statements, or based on the quarterly consolidated financial results of the Company, most recently published, as applicable, including minority rights or excluding minority rights, in accordance with this Section 5.3.

5.3.3.	Net financial debt to CAP ratio

The ratio between the net financial debt and the total capital and net debt (CAP) will not exceed 70% (hereinafter: the “Net Financial Debt to CAP”).

The “Total Equity and Net Debt (CAP)” - for the purpose of this Section 5.3.3 - the net financial debt, in addition to the equity including minority rights under the audited consolidated financial statements or based on the quarterly consolidated financial results of the Company most recently published.

5.3.4.	Net financial debt to EBITDA ratio

The ratio between the net financial debt and the equity will not exceed 16 (hereinafter: the “Net Financial Debt to EBITDA”).

“EBITDA” - for the purpose of this Section 5.3.4 - profit before tax, financing income/expenses, other income/expenses, depreciation and reductions, all in accordance with the audited consolidated financial statements or the quarterly consolidated financial results of the Company, most recently published, as applicable, of the Company.

“Net Financial Debt” - for the purpose of this Section 5.3 - loans and bonds, less cash and cash equivalents, securities held for trade and short-term investments and loans, based on the audited consolidated financial statements or the quarterly consolidated financial results of the Company, most recently published of the Company most recently published, as applicable.

Minimum Equity, Equity to Balance Sheet Ratio, Net Financial Debt to CAP, and Net Financial Debt to EBITDA will be hereinafter jointly: the “Financial Covenants” or the “Financial Conditions.”

5.3.5.
Examination of the Financial Covenants and their Breach The examination regarding the Company’s compliance with the financial conditions set forth in Sections 5.3.1-5.3.2 above will be performed on the publication date of the audited consolidated financial statements of the Company or on the date of the publication of the quarterly consolidated financial statements for each calendar year or calendar quarter, as applicable. At the request of the Trustee, the Company will transfer to the Trustee, no later than five business days from receipt of the Trustee’s request, with confirmation signed by the most senior office in the Company’s financial field regarding the Company’s compliance with the limitations in Sections 5.3.1-.5.3.2 above, in addition to a calculation that will reasonably satisfy the Trustee. The Trustee will rely on approval of the Company and will not demand to perform an additional examination on its behalf.

As of the date of the issue of the Bonds (Series A), in the event that it is discovered, based on the audited consolidated financial statements or the quarterly consolidated financial results of the Company, as applicable, that the Company has not met one or more of its obligations as stated in subsection 5.3.1-5.3.2 above, and has not met its obligations as stated in the subsequent quarter as well, pursuant to the audited consolidated financial statements or the quarterly consolidated financial results of the Company, as applicable, the provisions of Section 8 of the Deed of Trust will apply, subject to Section 8.2 of the Deed of Trust. For the avoidance of doubt, it is clarified that the grounds for calling for immediate repayment as stated in Sections 8.1.21, 8.1.22, 8.1.28 and 8.1.29 below will apply only if the Company does not meet the same financial covenants (minimum equity, equity to balance sheet ratio, net financial debt to CAP and net financial debt to EBITDA, as applicable) for two consecutive quarters in a row, and will be established on the date of the publication of the annual audited consolidated financial statements or the public date of the consolidated financial results of the second of the two consecutive quarters mentioned above, subject to the provisions of Section 8.2 below.

It shall be clarified that the date of the relevant breach will be considered to be the publication date of the financial statement or the subsequent (two) financial results in which the Company does not meet the relevant financial covenants.

5.4.	Rating of the Bonds

The Company undertakes to act such that until the date of the full, final and precise payment of the Bonds (Series A) and the fulfillment of all of the other obligations of the Company towards the Bondholders (Series A), if it is under its control, the Bonds (Series A) will be rated by a Rating Agency. In this regard, it is clarified that the transfer of the Bonds (Series A) for a watch list or any other similar action performed by the Rating Agency will not be considered to be a cessation or change in the rating.

For the purpose of this Section 5.4 below, it is clarified that if the Bonds (Series A) are rated by more than one Rating Agency, the examination of the rating for the purpose of adjusting the interest rate to a change in rating (if and inasmuch as there shall be such a change) shall be done, at all times, according to the lower of the ratings.

The interest rate that the Bonds (Series A) will bear will be adjusted for a change in the rating of the Bonds (Series A), as set forth below in this section:

It shall be clarified that if an adjustment is required of interest in accordance with the mechanism described in this Section 5.4 below, in any event (excluding in the case in which entitlement to arrears interest is established in accordance with Section 5.5 of the overleaf terms), the additional maximum interest rate will not exceed 1% over the interest rate determined in the tender.

5.4.1.
If the rating of the Bonds by the Rating Agency is updated during any interest period, such that the rating determined for the Bonds is lower by one or more rating (hereinafter: the “Reduced Rating”) below a rating of Baa1 and a parallel rating, if the bonds are rated by more than one Rating Agency (or a parallel rating that will replace it, which will be determined by another Rating Agency, if it replaces the Rating Agency) (hereinafter: the “Base Rating”), the annual interest rate that the unpaid balance of the Bonds as determined in the tender will increase by a rate of 0.25% for each notch below the Base Rating (meaning, as of the decrease to a rating of Baa2) until a maximum interest addition of 1% per year, at most (hereinafter: the “Additional Interest Rate”).

5.4.2.
In the event that the interest was updated as stated above, the change will apply for the period beginning of the date of the update of the new rating and until the full payment of the unpaid balance of the Bonds (Series A) or until the increase of the Reduced Rating again (at which point, Section 5.4.7 below will apply), whichever is earlier.

5.4.3.
No later than the end of one business date from receipt of notice from the Rating Agency regarding the reduction of the rating of the Bonds (Series A) to a reduced rating as defined above, the Company will publish an immediate report in which the Company will state: (a) the fact that the rating was reduced, the reduced rating and the date for the commencement of the rating of the Bonds (Series A) with the reduced rating (hereinafter: the “Date of the Reduced Rating”); (b) the precise interest rate that the balance of the Bonds will bear for the period commencing on the current interest period and until the Date of the Reduced Rating (the interest rate will be calculated based on 365 days per year) (hereinafter: the “Original Interest” and the “Original Interest Period,” respectively); (c) the interest rate that the balance of the principal of the Bonds (Series A) will bear, as of the Date of the Reduced Rating and until the actual next payment date, meaning: the Original Interest in addition to the additional interest rate for the year (the interest rate will be calculated based on 365 days per year); (d) the weighted interest rate that the Company will pay to the Bondholders (Series A) on the upcoming interest payment date, arising from subsection (b) and (c) above; (e) the annual interest rate reflected from the weighted interest rate; (f) the annual interest rate and the biannual interest rate (the interest for the biannual interest period will be calculated as the annual interest divided by the number of interest payments per year, meaning: divided by two) for the subsequent periods.

5.4.4.
In the event that the date of the commencement of the rating of the Bonds (Series A) with the Reduced Rating occurs in the period beginning on the effective date for the payment of any interest (inclusive) and ending on the interest payment date near the effective date as stated (hereinafter: the “Deferral Period”), the Company will pay the Bondholders (Series A), on the date of the next interest payment, the original interest (as the unpaid principal of the Bonds will bear at the same date of the debt) only, while the interest rate arising from the addition of the interest in the rate equal to the additional interest rate for the year during the Deferral Period will be paid on the next interest payment date. The Company will announce the precise interest rate for payment on the next interest payment date in an immediate report.

5.4.5.
If the Bonds cease to be rated for a reason dependent on the Company (for example, but not limited to, due to the non-fulfillment of the Company’s obligations vis-a-vis the Rating Company, including due to failure to provide payments and/or reports that the Company has undertaken to provide to the Rating Agency), for a period exceeding sixty (60) days before their final payment, the cessation of the rating will be considered to be a reduction in the rating of the Bonds (Series A) by four notches below the Base Rating, such that the additional interest rate will amount to 1%, and the provisions of Sections 5.4.3 - 5.4.5 and 5.4.7 will apply accordingly. For the avoidance of doubt, it is clarified that in the event that the Bonds (Series A) cease to be rated, before their final payment, for a reason independent of the Company, the provisions of this Section 5.4 will not apply.

5.4.6.
It is clarified that in the case that after the reduction in the rating in a manner that impacts the interest rate that the Bonds (Series A) will bear as stated in Section 5.4.2 above, all of the Rating Agencies (that rate the Bonds (Series A) at the same time) will update the rating of the Bonds (Series A) upward, the interest rate will be reduced in increments of 0.25% per year for each notch (for the increase from Ba2 to the base rating), and if the Rating Agencies update the rating of the Bonds (Series A) upwards to a rating higher than the reduced rating (hereinafter: the “High Rating”) or equal to the base rating, the interest rate paid by the Company to the Bondholders on the relevant interest payment date will be reduced for the period in which the Bonds were rated with the High Rating alone, such that the interest rate that the unpaid balance of the principal of the Bonds will bear will be the interest rate determined in the Tender, as the Company publishes in an immediate report regarding the result of the issue, in addition to the additional interest rate in accordance with the interest additions set forth in Section 5.4.2 above, with respect to the High Rating as it may be at the time, if the high rating is lower than the base rating. In any event, the interest rate that the unpaid balance of the principal of the Bonds will bear at the time will not be less than the rate determined in the Tender, as published by the Company in an immediate report regarding the results of the issue.

5.4.7.
It is hereby clarified that if the Bonds (Series A) are rated or will be rated simultaneously by more than one Rating Agency, the reduction of rating (or the cessation of rating) for the purpose of this Section 5.4 shall mean the reduction of a rating (or the cessation of a rating, as applicable) to the lowest rating from among all of the ratings determined for the Company. For the avoidance of doubt, it will be clarified that the Company does not guarantee that the Bonds (Series A) will be rated by two Rating Agencies at any time, or at all.

5.4.8.
Additionally, notwithstanding this Section 5.4 above, the reduction of the rating for the Bonds (Series A) is performed within the update of the rating for all of the companies in Israel that are engagement in the area of activity of the Company, as a result of a change to the methodology of the Rating Agency, will not cause any change to the interest rate that the Bonds (Series A) will bear.

5.4.9.
For the avoidance of doubt, it is clarified that: (1) a change to the outlook of the rating of the Bonds (Series A) will not cause a change to the interest rate that the Bonds (Series A) will bear as stated in this Section; (2) as long as the Bonds (Series A) are rated by two Rating Agencies, Section 5.4.6 above will not apply other than in a case in which the two Rating Agencies together cease to rate the Bonds (Series A).

5.4.10.
The Company undertakes to act, to the extent that the same is under its control, to ensure that the Bonds (Series A) will be rated by a Rating Agency during the entire term of the Bonds (Series A) and for the same purpose, the Company undertakes to pay the Rating Agency the payments that it undertook to pay the Rating Agency and to provide the Rating Agency with the reports and information reasonably required thereby within the engagement between the Company and the Rating Company. In this regard, the non-performance of payments that the Company undertook to pay the Rating Agency and the failure to provide reports and information reasonably required by the Rating Company within the engagement between the Company and Rating Agency will be considered to be reasons and circumstances under the Company’s control. In the case of the cessation of the rating of the Bonds (Series A) or the replacement of the Rating Agency, the Company will publish an immediate report of the same and will list the reasons for the change of the Rating Agency. It is clarified that the above will not derogate from the right of the Company to replace, at any time, the Rating Agency, at its sole discretion and for any reason it sees fit.

5.5.	Principal and Interest Cushion

5.5.1.
The Company will transfer an amount equal to the amount of the first principal and the first interest amount that is expected to be paid to the Bondholders on June 30, 2016 and December 31, 2015, respectively (hereinafter: the “First Interest and Principal Cushion Amount”) to the Trustee through a transfer of the First Interest and Principal Cushion Amount from the account of the issuance coordination in which the issuance consideration is held to a bank account opened by the Trustee, and in the name of the Trustee in trust for the Bondholders (Series A) alone (it is clarified that as required under the law, the Company will be listed as a beneficiary in the aforesaid account) (hereinafter: the “Interest and Principal Cushion Account”).

The transfer of the funds will take place based on a written instruction of the Company to the issuance coordinator, which will be provided as a condition for the transfer of the balance of the funds of the issuance consideration to the Company, a copy of which will be furnished to the Trustee as well, in parallel.

5.5.2.
The signature rights in the Interest and Principal Cushion Account will be granted to the Trustee alone. Without derogating from the provisions of this Subsection above, the Trustee will invest the funds in the Interest and Principal Cushion Account in accordance with the provisions of Section 16 of the Deed of Trust.

5.5.3.
If on the morning of the second day of each calendar month after the payment date of the principal or interest, and if the same is not a business day then on the subsequent business day (hereinafter: the “Cushion Completion Date”), the amount deposited in the Interest and Principal Cushion Account will be lower than the upcoming interest and principal payment amount, the company will transfer to the Interest and Principal Cushion Account, on the Cushion Completion Date, an amount equal to the amount required in order for the amount deposited in the Interest and Principal Cushion Account to be the same as the upcoming interest and principal payment amount following the Cushion Completion Date (hereinafter: the “Current Cushion Amount”), within four business days from the Cushion Completion Date.

5.5.4.
It is clarified that in the event that the series of Bonds (Series A) is expanded in the future, the Company will transfer to the Interest and Principal Cushion Account, as a condition for and before the transfer of the expansion consideration to the Company, the funds that constitute the relative share of the Interest and Principal Cushion Amount for the additional bonds issued within the expansion of the series as stated, or the different required in order for the Interest and Principal Cushion Account to contain an amount equal to the upcoming interest and principal payment amount following the date of the expansion of the series as stated.

5.5.5.
It is clarified that if the additional interest rate applies, as defined in Section 5.4 above, the Company will deposit in the Interest and Principal Cushion Account, the funds that will constitute the Interest and Principal Cushion Amount in addition to the additional interest rate or the difference required in order for the Interest and Principal Cushion Account to contain an amount equal to the upcoming interest payment amount following the Interest Update Date as stated, whichever is lower, within four business days from the publication of an immediate report regarding the change to the interest rate as stated.

5.5.6.
For the avoidance of doubt, it is clarified that the obligations of the Company to transfer funds to the Interest and Principal Cushion Account are not secured with a mechanism that will ensure the execution of this undertaking. In the case that the Company does not meet its obligations to transfer the funds to the Interest and Principal Cushion Account, the Trustee will not be able to prevent a breach of this undertaking, but rather will take the measures available to it under law and under the Deed of Trust, to retroactively enforce the Company to fulfill its obligations.

5.5.7.
It is clarified that since the rights of the Company in the Interest and Principal Cushion Account are not pledged in favor of the Trustee and the Bondholders (Series A), a situation may arise in which any third party (including a functionary on behalf of the court and the like) will claim that the Company has rights in the account, and that the funds deposited therein belong to the Company and/or all of its creditors, and not to the Bondholders (Series A) alone.

5.5.8.
On the final payment date of the Bonds (Series A), all of the funds in the Interest and Principal Cushion Account will be transferred by the Trustee directly to the Nominee Company for the performance of the final payment as stated, subject to receipt of approval in advance from the Company regarding the amount required to supplement payment of the Bonds as stated, and its transfer by the Company to the Nominee Company in parallel.

5.5.9.
It is clarified that the Interest and Principal Cushion Account and the Current Cushion Amount, including the profits accrued for the same amounts, will be held by the Trustee in trust for the Bondholders (Series A). The Company will not have any rights or claims with respect to the aforesaid amounts, and the Company will not be entitled to receive these funds in any case.

5.6.	Undertaking not to Create Pledges (“Negative Pledge”)

5.6.1.
The Company undertakes not to pledge its property or any part thereof (held by it directly alone) with a general floating pledge or specific pledges (including a current pledge on specific asset/s) without the prior consent of the meeting of the Bondholders (Series A) to the same in an ordinary resolution.

5.6.2.	Notwithstanding the above, it is clarified that the Company’s undertaking not to create a current pledge or specific pledge will not apply to each of the following actions and pledges:

5.6.2.1.
A pledge on the assets of the Company and/or a delay and/or other securities on the Company’s assets (in whole or in part), which are created under a specific law or under regulatory requirements, and in accordance with their terms.

5.6.2.2.
A specific pledge in favor of a party that finances the purchase of any asset by the Company, and that is created to secure the financing provided for the purchase of the same asset (an asset-specific pledge).

5.6.2.3.	Assets purchased by the Company when a pledge applies to them and/or they are used as a security.

5.6.2.4.	Offset arrangements and/or “netting” as required from financial activity, based on its natures, with banks and financial institutions and during the ordinary course of the Company’s business.

Notwithstanding the above, it is clarified that the Company may create a general floating pledge on its assets, in whole or in part, in favor of a financing entity in Israel that provides financing to the Company itself (including holders of a different series of bonds) without requiring the consent of a meeting of the Bondholders, subject to the fact that together with the creation of a floating pledge as stated, the Company creates a pledge of the same type and rank in favor of the Bondholders (Series A), pari passu based on the ratio of the debts, which will be in force as long as the Bonds (Series A) are not repaid in full. The Company clarifies that as of the signing of this Deed, the Company has not created a general floating pledge as stated.

For the avoidance of doubt, it is clarified that subsidiaries of the Company may pledge their assets, in whole or in part, with any pledge (including a floating charge) and in any manner, without the consent of a meeting of the Bondholders (Series A) for the same, and without being required to provide any security for the Bondholders (Series A) in parallel to the creation of the pledge as stated by them.

6.	Collateral

6.1.	The Bonds (Series A) are not secured by any collateral.

6.2.
For the avoidance of doubt, it is clarified that the Trustee is not subject to any obligation to examine, and in reality, the Trustee has not examined, the need to provide the securities to secure the payments to the Bondholders. The Trustee will not be requested to perform, and in reality, the Trustee has not performed, a financial, accounting or legal due diligence as to the state of the Company’s business. In its engagement in this Deed of Trust, and with the consent of the Trustee to serve as a trustee for the Bondholders, the Trustee does not express an option, explicitly or implicitly, as to the Company’s ability to meet its obligations vis-a-vis the Bondholders under this Deed of Trust, and the same is not included among its positions. The above will not derogate from the obligations of the Trustee under any law and/or the Deed of Trust, including the obligations of the Trustee (if such obligation applies to the Trustee under any law) to examine the impact of the changes in the Company from the date of the issue and thereafter, if the same detrimentally impacts the Company’s ability to meet its obligations to the Bondholders.

6.3.
The Company may, from time to time, sell, pledge, lease, assign, furnish or transfer in any other manner, its property, or any part thereof, without being required to receive the consent of the Trustee or the Bondholders, and the Company is not required to notify the Trustee or the Bondholders of the creation of any pledge on its assets.

7.	Degree of Preference

All of the Bonds (Series A) that can be offered will have an equal rank as the bonds of the same series with respect to the amounts owed for them, pari passu, amongst themselves, and without a priority right or preference of one over the others for the same series.

8.	Right to Call for Immediate Repayment

8.1.	Upon the occurrence of once or more of the cases listed in this Section below, the provisions of Section 8.2 below will apply, as applicable:

8.1.1.	If the Company does not repay any amount from the payments that it owes under the terms of the Bonds or under this Deed.

8.1.2.
If it is discovered that a material representation of the Company’s representations in the Bonds or Deed of Trust is not complete and/or correct, and in the case of a breach that may be remedied - the breach is not remedied within 14 days from the receipt of notice of the breach, during which the Company makes efforts to remedy it.

8.1.3.
If the Company violates the terms of the Bonds or the Deed of Trust with a material violation, or if any of the substantial obligations within them are not met, and the violation is not remedied within 14 days from the receipt of notice of the violation, during which the Company makes efforts to remedy the violation.

8.1.4.
If the Company passes a liquidation resolution (excluding a liquidation as a result of a merger with another company, as stated in Section 8.1.19 below) or if a permanent and final liquidation order is given with respect to the Company by a court or if a permanent liquidator is appointed.

8.1.5.
If a request is filed for receivership or to appoint a receiver (temporary or permanent) on the Company’s assets, all or most of them, or if an order is given for the appointment of a temporary receiver that is not overturned or terminated within 45 days of being submitted or granted, as applicable; or, if an order is granted to appoint a permanent receiver on all or most of the Company’s assets. Notwithstanding the above, the Company will not be given any cure period with respect to requests or orders submitted or granted as stated, as applicable, by the Company or with its consent.

8.1.6.
If a temporary liquidation order is given by the court, or a temporary liquidator is appointed for the Company, or any judicial resolution is passed of a similar nature or a resolution as stated is not terminated within 45 days from the date on which the order is granted to the decision made, as applicable. Notwithstanding the above, the Company will not be given any cure period with respect to requests or orders submitted or granted as stated, as applicable, by the Company or with its consent.

8.1.7.
If an attachment is placed on all or most of the Company’s assets, and the attachment is not removed within 45 days of being imposed. Notwithstanding the above, the Company will not be given any cure period with respect to requests or orders submitted or granted as stated, as applicable, by the Company or with its consent.

8.1.8.
If an execution action is performed against all or most of the Company’s assets, and the action is not terminated within 45 days from being performed. Notwithstanding the above, the Company will not be given any cure period with respect to requests or orders submitted or granted as stated, as applicable, by the Company or with its consent.

8.1.9.	If the Company ceases or announces its intention to cease to continue to manage its business as it may be from time to time, and if the Company ceases or announces its intention to cease its payments.

8.1.10.
(a) If the Company submits a motion for a stay of proceedings or if such an order is granted, or if the Company submits a motion for a settlement or arrangement with the Company’s creditors under Section 350 of the Companies Law (excluding for the purpose of a merger with another company, a change to the Company’s structure or a split that is not prohibited under the terms of this Deed, excluding arrangements between the Company and its shareholders that are not prohibited under the terms of this Deed and that do not impact the Company’s ability to repay the Bonds), or if the Company offers a settlement or arrangement as stated to its creditors in another manner, based on the Company’s inability to meet its obligations on time; or (b) if a motion is submitted under Section 350 of the Companies Law regarding a settlement or arrangement with the Company’s creditors against the Company (and without its consent) that is not terminated or overturned within 45 days from being filed.

8.1.11.
If a substantial deterioration occurred to the Company’s business compared to its state on the date of the issue, and there is a real concern that the Company will be unable to pay its obligations under this Deed of Trust and the Bonds on time.

8.1.12.	If the Bonds are not repaid on time or no other substantial obligation provided in favor of the Bondholders is upheld.

8.1.13.	If there is a real concern that the Company would not meet its substantial obligations towards the Bondholders.

8.1.14.	If the Company does not publish a financial report that it is required to publish under any law within 30 days from the deadline for its publication.

8.1.15.	If the Bonds are delisted from the Stock Exchange.

8.1.16.	If the Company expands a series of Bonds in a manner that does not comply with the Company’s obligations regarding the expansion of a series under Section 3.2 above.

8.1.17.
If the Bonds cease to be rated for a period of time exceeding 60 consecutive days, excluding in a case in which the cessation of the rating results from reasons or circumstances that are not under the Company’s control.

8.1.18.	If a rating of the Bonds is updated by Midroog, such that the rating determined for the Bonds is lower than a rating of Baa3, or a parallel rating by another rating agency, if one replaces Midroog.

8.1.19.
If: (a) Another series of bonds issued by the Company (if issued); or (b) a loan provided thereto by a banking corporation (the “Lender”) in an amount exceeding USD 5 million or 15% of the total financial liabilities of the Company, based on the most recent audited financial statements published by the Company before the same date, or based on the quarterly consolidated financial results, as applicable, whichever of the two is higher, excluding a non-recourse loan provided to the Company and the corporations under its control, is called for immediate payment, and the demand to call for immediate repayment is not terminated within 30 days.

8.1.20.
If the Company sells to a third party (that is not a company under the Company’s control) most of the Company’s assets (excluding assets that are not under the Company’s direct and/or indirect control), such that after the sale as stated, most of the Company’s business activity is not in the field of real estate, without the consent of a meeting of the Bondholders with a simple majority of voters in the meeting in which a legal quorum was present in accordance with Section 35l13(a) of the Law. For the purpose of this subsection, a “sale of most of the Company’s assets” shall mean the same of an asset or assets in the aggregate that are owned by the Company, the value of which exceeds 50% of the total assets of the Company on a consolidated basis, according to the audited consolidated financial statements of the Company or based on the quarterly consolidated financial results, as applicable, most recently published, unless the sale consideration is transferred to a separate account with the Trustee, which is pledged in favor of the Trustee and the Bondholders (Series A). Use of the sale consideration takes place for the purchase of income-generating real estate assets in Western Europe, United States, Canada or Israel, or for the payment of Bonds, meaning: if the Company sells assets the value of which exceeds 50% of the total assets of the Company on a consolidated basis, as stated above, but transferred the sale consideration to a separate account with the Trustee, or alternatively used the sale consideration as stated to purchase income-generating real estate assets in Western Europe, the United States, Canada or Israel, or to repay the Bonds, the same will not be considered a “sale of most of the Company’s assets.” In the case in which the funds as stated are transferred to an account with the Trustee, the Trustee undertakes to cooperate with the Company and allow it to make the use required of the funds in the account as stated, in accordance with the provisions of this Deed of Trust. The Company will transfer to the Trustee confirmation signed by an officer, detailing the use that will be made of the consideration or confirmation regarding its deposit in an account. A pledge on the account will be removed when the Company ceases to use the consideration in the account for the uses set forth in this Deed.

8.1.21.	If the Company violates its undertakings for minimum equity during two consecutive quarters, as set forth in Section 5.3.1 above.

8.1.22.	If the Company violates its undertaking for the equity to balance sheet ratio during two consecutive quarters, as set forth in Section 5.3.2 above.

8.1.23.
If the Stock Exchange suspended trade of the Bonds, excluding their suspension on grounds of the creation of uncertainty, as these grounds are defined in the Fourth Part of the bylaws of the Stock Exchange, and the suspension is not terminated within 60 days.

8.1.24.
If a merger is performed, as this term is defined in the Companies Law, within which the Company is the absorbing company or the target company, without the prior consent of a meeting of the Holders (with a simple majority), unless the absorbing company declared towards the Bondholders, including through the Trustee, before the date of the merger, that it has undertaken within the merger all of the obligations of the Company vis-a-vis the Bondholders, and that there is no reasonable concern that following the merger the absorbing company will be unable to uphold its obligations vis-a-vis the Bondholders (it is clarified that in such a case, the Trustee will not be required to examine the accuracy of the above in this declaration of the absorbing company).

8.1.25.
Upon the fulfillment of the following two conditions in the aggregate: (a) the holdings (direct and indirect, including through corporations under their control) of The Capri Family Foundation, of shares of the Company, will fall below a level of 51% of the issued and paid up capital of the Company; (b) the Company has another shareholder whose holdings of the Company’s shares (directly or indirectly, including together with holdings of the other shareholders that are not listed in subsection (a) above) are in a rate that is higher than the rate of the holdings of the parties listed in subsection (a) in shares of the Company at the time.

8.1.26.	If the Company violated its obligations with respect to the distribution as set forth in Section 5.2 above.

8.1.27.	If the Company violated its obligations not to create current pledges, as set forth in Section 5.6 above.

8.1.28.	If the Company violates its undertaking for a net financial debt to CAP ratio during two consecutive quarters, as set forth in Section 5.3.3 above.

8.1.29.	If the Company violates its undertaking for a net financial debt to EBITDA ratio during two consecutive quarters, as set forth in Section 5.3.4 above.

8.2.
Upon the occurrence of any of the events in Section 8.1 above and in accordance with the provisions included therein under the subsections herein, the Trustee and the Bondholders may call for immediate repayment of the amounts owed to the Holders under the terms of the Deed of Trust, all subject to the provisions of this Section 8.2 below:

8.2.1.
The Trustee may, before using its authority to call for immediate repayment, convene a meeting of the Bondholders, which will list on the agenda a resolution regarding calling the entire unpaid balance of the Bonds for immediate repayment.

8.2.2.
In the event that a meeting of the Bondholders is convened in accordance with Section 8.2.1 above, the date of the convening will be no earlier than seven days and no later than 21 days from the date of convening (however, the Trustee may advance convening the meeting, to at least one day from the date of the invitation, if he believes that this is required for the purpose of defending the holders' rights; should he do so, the Trustee will explain the reasons for advancing the convening date in the report regarding the meeting invitation).

8.2.3.
A decision of the Holders to call for immediate repayment of the Bonds, as stated above, will be passed in a meeting of the Holders that is convened as stated in Section 8.2.2 above, and that is attended by Holders of at least fifty percent of the balance of the par value of the Bonds, with a majority of the Holders of the balance of the par value of the Bonds represented in the vote or a majority as stated in an Adjourned Meeting that is attended by holders of at least twenty percent of the balance as stated.

8.2.4.
Notwithstanding this Section 8.2 above, the Trustee and Bondholders may not call the Bonds for immediate repayment, until after the period set forth in Section 8.1 above applies, during which the Company may perform an action or make a decisions as a result of which the grounds to call for immediate repayment are dropped (hereinafter: the “Cure Period”) and the grounds are not dropped.

8.2.5.
Notwithstanding this Section 8.2 above, the Trustee or the Holders will not call the Bonds for immediate repayment, until after the Company is provided within written notice seven days in advance of its intention to do so; however, the Trustee or the Holders are not required to provide the Company with notice as stated if there is a reasonable concern that furnishing the notice will harm the possibility of calling the Bonds for immediate repayment. Additionally, the Trustee may shorten the period set forth in this Section if it deems necessary to protect the rights of the Holders.

8.2.6.
A copy of the notice to convene a meeting as stated that is sent by the Trustee to the Company immediately upon publication of the notice or publication of an invitation to the meeting on the MAGNA system will constitute prior written notice to the Company of the intention of the Trustee or Holders to act as stated in Section 8.2.5 above.

8.2.7.
The Trustee will inform the Bondholders of the occurrence of an event that constitutes grounds for calling for immediate repayment after being actually made aware of the same. Notice as stated will be published in accordance with the provisions of Section 24 below.

8.2.8.
For the avoidance of doubt, it is clarified that the right to call for immediate repayment as stated above and/or calling for immediate repayment will not derogate from or harm any other or additional remedy available to the Bondholders or the Trustee under the Deed of Trust and the provisions of this Deed or under law, and calling the debt for immediate repayment upon the occurrence of any of the cases set forth in Section 8.1 above will not constitute any waiver of the rights of the Bondholders or the Trustee as stated.

8.3.
In the case in which the Company is provided with notice that the Bonds were called for immediate payment under the provisions of this Section 8, the Company undertakes to pay the Bondholders and the Trustees all of the amounts owed to them and/or that will be owed to them under the terms of the Deed of Trust, whether the charge date for them has transpired or otherwise (“acceleration”), within seven days from the date of notice as stated in Section 8.2.5 above.

8.4.
For the purpose of this Section 8 - written notice to the Company, signed by the Trustee, confirming that the action required thereby within its authorities is a reasonable action will constitute prima facie evidence of the same.

8.5.
Upon the occurrence of any of the events in Section 8.1 above, and upon the occurrence of the conditions in accordance with the provisions of Section 8.2 above, the Trustee and/or the Holders may immediately take all of the measures that they deem fit. The Trustee may act as it sees fit and beneficial, including in accordance with the relevant law, in the relevant territory, for any security and may appoint, itself and/or by the court, a trustee, receiver or manager of assets provided as a security, in whole or in part.

9.	Claims and Proceedings Instituted by the Trustee

9.1.
In addition to any provision of this Deed and as a right and independent authority, the Trustee will take, without additional notice, all of the same proceedings, including legal proceedings, as it sees fit and subject to the provisions of any law to protect the rights of the Bondholders.

9.2.
The above will not harm and/or derogate from the right of the Trustee to initiate legal proceedings and/or others, even if the Bonds (Series A) are not called for immediate repayment and all to protect the Bondholders (Series A) and/or to provide any order relating to the trust matters and subject to the provisions of any law. Notwithstanding this Section 9, it is clarified that the right to call for immediate repayment will only be established in accordance with the provisions of Section 8 above, and not under this Section 9.

9.3.
The Trustee may, in accordance with the sole discretion and without being required to notify the Company, petition the competent court with a request for instructions regarding any matter related to the trust and/or arising from this Deed.

9.4.
The Trustee will be required to act as stated in Section 9.1 above if required to do so by a special decision (as defined in Section 7.1) passed in the general meeting of the Bondholders (Series A), unless it determines that under the circumstances, the same is not just and/or it is not reasonable to do so, and petitioned the competent court with a request for instructions on the matter, on the first reasonable date.

9.5.
The Trustee may, before taking proceedings as stated above, convene a meeting of Bondholders (Series A) such that the Holders pass a special resolution as to which proceedings to take to exercise their rights under this Deed. The Trustee may again convene meetings of the Bondholders (Series A) to pass resolutions with respect to managing the proceedings as stated. The actions of the Trustee will be performed in cases as stated without delay, and on the first reasonable potential date (subject to the provisions of the Second Addendum of this Deed on the matter of convening a meeting of Holders). For the avoidance of doubt, it is clarified that the Trustee may not delay proceedings to call for immediate repayment that were resolved in a meeting of the Bondholders under Section 8 above, if the delay may harm the rights of the Holders.

9.6.
Subject to the provisions of this Deed of Trust, the Trustee may, but is not required to convene, at any time, a general meeting of the Bondholders in order to discuss and/or receive its instructions regarding any matter related to this Deed. For the avoidance of doubt, it is clarified that the Trustee may not delay the convening of the meeting in the case in which the delay may harm the rights of the Bondholders (Series A).

9.7.
As long as the Trustee is required, under the terms of this Deed, to perform any action, including initiating proceedings or filing claims at the request of the Bondholders (Series A) as stated in this Section, the Trustee may refrain from taking any such action until instructions are received from the meeting of the Holders and/or instructions of the Court petitioned by the Trustee, at its sole discretion, with a request for instructions in the case in which it believes that it needs instructions as stated. For the avoidance of doubt, it is clarified that the Trustee may not delay proceedings to call for immediate repayment determined by a meeting of the Bondholders under Section 8 above, if the delay may harm the right of the Holders.

9.8.
In cases as stated in Sections 9.5 and 9.7above, the Trustee will make efforts to convene the meeting without delay (subject to the provisions of the Second Addendum of this Deed regarding convening meetings of holders), will not refrain from acting (including actions required to protect the rights of the Bondholders (Series A)) if the avoidance may substantially risk the rights of the Bondholders (Series A).

10.	Order of Priorities in Collection; Distribution of Receipts

All of the receipts received by the Trustee, excluding the wages and payment of any debt towards it, in any manner, including but not limited to as a result of calling the Bonds for immediate repayment and/or as a result of proceedings taken, if any, against the Company, will be held in trust and used thereby for the purposes and based on the order of priorities in collection as follows:

First - for payment of any debt for the Trustee’s wages and expenses; Second - for payment of any other amount based on the “indemnification undertaking” (as this term is defined in Section 23 below); Third - for payment to holders that bore payments under Section 23.7 below; Fourth - for payment to the Bondholders of the arrears interest (if determined) and interest arrears owed to them under the terms of the Bonds, pari passu, and relative to the interest amount in arrears that is owed to each of them, without preference or priority right regarding any of them; Fifth - for payment to the Bondholders of the principal arrears owed to them under the terms of the Bonds, pari passu and relative to the principal amount in arrears owed to each of them, without preference or priority right regarding any of them; Sixth - for payment to the Bondholders of the interest amounts owed to them under the Bonds held by them, pari passu, whose payment date has not yet occurred and relative to the amounts owed to them, without any preference in connection with priority in time of the issuance of Bonds by the Company or in another manner; Seventh - for payment to the Bondholders of the principal amounts owed to them under the Bonds held by them, pari passu, whose payment date has not yet occurred, and relative to the amounts owed to them, without any preference in connection with priority in time of the issuance of the Bonds by the Company or in another manner; Eighth - the surplus, if any, will be paid by the Trustee to the Company or its replacement, as applicable.

Tax will be withheld at source from the payments to the Bondholders, if there is an obligation to withhold it under any law.

Payment of the amounts by the Trustee to the Bondholders as stated above, from the receipts received thereby, is subject to the rights of the other creditors of the Company, which precede or are equal to those of the Bondholders under law, if any exist in accordance with the provisions of the Law.

11.	Authority to Demand Payment to the Holders Through the Trustee

Subject to an ordinary resolution of the Bondholders, the Trustee may instruct the Company in writing to transfer to the Trustee’s account, for the Bondholders and instead of the performance of the payment to them, part or all of the next payment (interest and/or principal), in order to finance proceedings and/or expenses and/or wages of the Trustee under this Deed. The Company may not refuse to act based on the notice of the Trustee, and will consider the Company to have complied with its obligation towards the aforesaid holders if it transfers the amount required by the Trustee to credit the accounts the details of which are included in the Trustee’s notice. The above will not release the Company from its obligation to bear payment of the expenses and the additional wages, if any, in the event in which it is required to bear them under this Deed or under law. Additionally, the above will not derogate from the obligation of the Trustee to act reasonably to collect the funds as stated from the Company, in the event in which the obligation to pay them applies to the Company under this Deed or under law.

12.	Powers to Delay the Distribution of Funds

12.1.	The Trustee will be required to distribute the funds accrued for it within a reasonable time after their receipt or on the payment date of the principal and/or interest following the same date.

12.2.
Notwithstanding Section 12.1 above, in the event that the financial amount received as a result of taking the aforesaid proceedings and that is available at any time for distribution, as stated in the same section, is less than NIS 1 million, the Trustee will not be required to distribute it and may invest the aforesaid amount, in whole or in part, in the investments permitted under this Deed and replace the same investments from time to time with other permitted investments as it sees fit.

12.3.
When the aforesaid investments and their profit reach, together with the additional funds that the Trustee receives for the purpose of their payment to the Bondholders, if any, the amount sufficient for payment of the aforesaid total, the Trustee will be required to use the aforesaid amounts based on the order of priorities set forth in Section 10 above, and to distribute the aforesaid amount on the next payment date of the principal or interest. Notwithstanding the above, payment of the Trustee’s wages and expenses will be made from the aforesaid funds immediate upon becoming due, even if the amounts that the Trustee receives are lower than the amount of NIS 1 million.

12.4.
Notwithstanding the above, the Bondholders may, through passing a special resolution in a meeting of Holders, require the Trustee to pay them the amounts accrued with the Trustee even if the same does not reach NIS 1 million, all subject to the order of priorities in Section 10 above.

13.	Notice of Distribution and Deposit With the Trustee

13.1.
The Trustee will inform the Bondholders of the date and place at which any payment from the payments mentioned in Sections 10 and 12 above will be performed, with prior notice 14 days in advance, which will be provided in the manner set forth in Section 24 below.

13.2.
After the date set forth in the notice, the Bondholders will be entitled to the interest for the Bonds based on the rate set forth in the Bonds, solely on the balance of the principal amount (if any) after reducing the amount paid or offered to them to be paid as stated.

13.3.	The funds distributed, as stated in Section 13.1above, will be considered to be payment on account of the repayment.

13.4.
Any amount owed to the Bondholder that is not actually paid on the effective date for the payment, for a reason independent of the Company, while the Company was prepared to pay it, will cease to bear interest as of the date scheduled for its payment, and the Bondholder will be entitled solely to the same amounts to which it would have been entitled under the terms of the Bonds on the date determined for payment of the same amount on account of the principal and interest.

13.5.
The Company will provide the Trustee, within 15 business days from the date scheduled for the same payment, with the amount of the payment that was not paid on time, as stated in Section 13.4 above, and will inform the Bondholders through the MAGNA system, and the aforesaid deposit will be considered to be clearance of the same payment, and in the case of clearance of all amounts owed for the Bonds, as redemption of the Bonds as well.

13.6.
The Trustee will invest, within the trust accounts in its name and for its deposit, the funds transferred thereto as stated in Section 13.5 above in investments permitted to the Trustee under this Deed (as stated in Section 16 below). In the event that the Trustee does so, it will not owe the entitled parties for the same amounts but rather will owe the consideration received from the exercise of the investments, less the reasonable expenses related to the aforesaid investment and management of the trust accounts, the reasonable fees and less the compulsory payments applicable on account of the trust. In the event that the impediment to the performance of the actual payment to the Holders is removed, the Trustee will transfer from the funds as stated amounts to the Bondholders entitled to them, as soon as possible after the Trustee is provided with the reasonable evidence and confirmations regarding their right to the same amounts, and less the reasonable expenses.

13.7.
The Trustee will hold the aforesaid funds and investment them in the aforesaid manner, until the end of one year from the final payment date of the Bonds (or until the date of their payment to the Bondholders, whichever is earlier). After the aforesaid date, the Trustee will transfer to the Company the amounts as stated in Section 13.6 above, including profits arising from their investment, less the expenses, if any remain at the time. The Company will hold the same amounts in trust for the Bondholders entitled to the same amounts, and with respect to amounts transferred thereto by the Trustee as stated above, the provisions of Section 13.6 above will apply, mutatis mutandis.

13.8.	The Company will confirm to the Trustee in writing that it holds the amounts and that they were received by the Trustee in trust for the aforesaid Bondholders.

13.9.
The Company will hold the same amounts in trust for the Bondholders entitled to the same amounts during one additional year from the date of their transfer thereto from the Trustee, and will not make any use thereof and will invest them in accordance with the provisions of this Deed. Funds that are not demanded from the Company by the Bondholders until the end of two years from the final payment date of the Bonds will be transferred to the Company, which may use the remaining funds for any purpose. The above will not derogate from the Company’s right towards the Bondholders, to pay the funds to which they are entitled as stated under any law, even after the period of two years as stated, subject to the period of limitation set forth by law.

14.	Receipt from the Bondholders and the Trustee

14.1.
A signed receipt from the Trustee regarding the deposit of the principal and interest amounts therewith for the credit of the Bondholders will absolutely release the Company with respect to all matters related to the performance of the payment of the amounts set forth in the receipt.

14.2.
A signed receipt from the Bondholders for the principal and interest amounts paid thereto by the Trustee for the debt will absolutely release the Company with respect to all matters related to the performance of the payment of the amounts set forth in the receipt.

14.3.	The funds distributed, as stated in Section 13above, will be considered to be payment on account of the payment of the Bonds.

15.	Presentation of Bonds to the Trustee and Records in Connection With Partial Payment

15.1.
The Trustee may demand from the Bondholders the presentation to the Trustee, upon payment of any interest payment or partial payment of the principal and interest amount in accordance with the provisions of Sections 10, 12 and 13 above, the certificate of Bonds for which the payments are made, and the Bondholder will be required to present the Bond certificate as stated, provided that the same does not require the Bondholder to bear any payment and/or expense and/or impose on the Bondholders any liability and/or debt.

15.2.	The Trustee may add a note to the Bond certificate regarding the amounts paid as stated above and the payment date thereof.

15.3.
The Trustee may, in any special case, at its discretion, waive the presentation of the Bond certificate after the Bondholder provides it with a letter of indemnity and/or sufficient guarantee to its satisfaction for the damage that may be caused as a result of the failure to add a notice as stated, all as it sees fit.

15.4.	Notwithstanding the above, the Trustee may, at its discretion, keep records in another manner regarding partial payments as stated.

16.	Investment of Funds

All of the funds that the Trustee may invest under this Deed will be invested thereby with the bank/s rated with a rating of “AA-” or higher, in its name or for its deposit, in investments in securities of the State of Israel or other securities that the laws of the State of Israel allow for the investment of trust funds, as it sees fit, all subject to the terms of this Deed of Trust, provided that any investment in securities will be made with securities rated by a rating agency with a rating that is not less than “AA-” or a parallel rating.

17.	The Company’s Undertakings Towards the Trustee

The Company hereby undertakes towards the Trustee, as long as the Bonds have not yet been repaid in full, as follows:

17.1.	To maintain and manage its business in an orderly and proper manner.

17.2.
To manage orderly financial records in accordance with the generally accepted accounting principles, to keep the records and documents used thereby as references that must be kept according to law, and to allow any authorized representative of the trustee to review, at any reasonable time coordinated in advance with the Company, any record and/or document as stated that the Trustee requests to review, if, in the reasonable opinion of the Trustee, review as stated is required for the application and operation of the authorities, proof and authorizations of the Trustee under the Deed of Trust, provided that the Trustee acts in good faith and subject to the obligations of confidentiality as stated in Section 18.2 below.

17.3.
To inform the Trustee in writing as soon as possible and no later than seven business days from the date on which the Company was made aware of the same, of the occurrence of any of the events set forth in Section 8.1 above (and its subsections).

17.4.
To provide the Trustee, at his request, with a copy of any document or information that the Company has provided to the Bondholders (Series A), if any. Publication of the document or information as stated on the MAGNA system will be considered to be provided to the Trustee for the purpose of this Section 17.

17.5.
The Company will provide the Trustee or its authorized representative who is an attorney and/or accountant by professional (and for whom notice of appointment is provided by the Trustee to the Company upon the appointment thereof) with additional information regarding the Company (including explanations, documents and calculations related to the Company, its business or assets), upon the reasonable written request of the Trustee, if, in the Trustee’s reasonable opinion, the information is required for the Trustee to apply and use its powers, authorities and authorizations and/or those of its representative under the Deed of Trust, including information that may be essential and required for the protection of the rights of the Bondholders (Series A), provided that the Trustee acts in good faith, subject to the confidentiality undertakings as stated in Section 18.2 below.

17.6.
To provide, at the request of the Trustee, no later than the end of 30 days from the date of the first issue of the Bonds or the date of the expansion of the series (in any manner, including but not limited to a private placement or through a prospectus) of a payment schedule (updated) for payment of the Bonds (Series A) (principal and interest) in an Excel file.

17.7.
To invite the Trustee to the general meetings (whether to ordinary general meetings or extraordinary general meetings of the Company’s shareholders), without providing the Trustee a voting right in these meetings. Publication of an invitation to a general meeting of the Company’s shareholders in the MAGNA system will be considered to be an invitation for the Trustee for the purpose of this section.

17.8.	To provide the Trustee with the reports and reporting listed in Section 28 below.

17.9.
To perform all of the actions required and/or necessary reasonably under the provisions of any law to give force to the operation of authorities, powers and authorizations of the Trustee and/or its counsel in accordance with the provisions of the Deed of Trust.

17.10.
Until May 31 of each year and as long as this Deed is in force, at the request of the Trustee, the Company will provide the Trustee with confirmation that to the best of its knowledge, in the period from the date of issue of the Bonds or a period beginning as of the date of the previous confirmation provided to the Trustee under this Section 17.10, whichever of the two is later, and until the date on which approval is provided, there was no material breach on the part of the Company of the Deed of Trust (including with respect to provisions in specific provisions of the Deed with respect to which the Trustee will request the Company’s reference in this confirmation), unless the matter is stated in the confirmation.

18.	Additional Undertakings

18.1.
After and if the Bonds are called for immediate repayment under the provisions of Section 8 above, the Company will perform, from time to time and as long as required by the Trustee, all of the reasonable actions in order to allow the operation of all of the authorities granted to the Trustee, and particularly, the Company will perform all of the following actions, insofar as reasonable:

18.1.1.
Will make the declarations and/or sign the documents and/or perform and/or cause the performance of all of the actions required and/or necessary in accordance with the law to give force to the operation of authorities, powers and authorizations of the Trustee and/or its counsel in accordance with the provisions of the Deed of Trust.

18.1.2.	Will provide all of the notices, deposits and instructions that the Trustee deems beneficial and is required for the application of the provisions of this Deed.

18.2.
Subject to the provisions of all laws and what is stated in this Deed of Trust, the Trustee undertakes, by his signing this Deed, to maintain in confidentiality all information provided to him by the Company and/or a subsidiary of the Company and/or a corporation under its control and/or a controlling shareholder of the Company (directly or indirectly) and/or a corporation under the control of the Company’s controlling shareholder (directly and/or indirectly) and/or their relatives and/or a party on behalf of those listed above (hereinafter: the “Information”), will not disclose it to another and will not use it unless the disclosure or use is required for the fulfillment of its obligation under the Securities Law, under the Deed of Trust, or under an order of the Court, provided that the disclosure of the Information as stated will be limited to the minimum extent and scope required in order to meet the requirements of the law, and that the Trustee coordinates with the Company in advance, to the extent permissible, the content and timing of the disclosure, in order to allow the Company reasonable time to petition the courts and prevent the transfer of the Information as stated. The Trustee will maintain the absolute confidentiality of the information, at least with the same level of care with which it maintains the confidentiality of its own information, and will take no less than a high level of care. Without derogating from the generality of the above, if the Trustee provides information as stated to its authorized representatives and/or professional advisors, it will ensure that the confidentiality undertakings will be kept by them in a similar manner. The transfer of information as stated to the authorized representatives and/or professional advisors of the Trustee (hereinafter jointly: the “Consultants”) will take place subject to having the Consultants sign letters of confidentiality such that the provisions of this section will also apply to the agents of the Trustee and its Consultants.

19.	Reporting by the Trustee

19.1.
In the event that the Trustee becomes aware of a substantial breach of the Deed of Trust by the Company, it will inform the Bondholders of the breach within a reasonable time and without delay, subject to the provisions of the law. This obligation will not apply to an incident published by the Company under the law.

19.2.
The Trustee will prepare, every year on the date set forth in the Law, and the absence of the determination of a date as stated, by the end of the second quarter of each calendar year, an annual report of trust matters (hereinafter: the “Annual Report”).

The Annual Report will include detail of the following matters:

19.2.1.	Ongoing details of the process of the trust matters in the past year.

19.2.2.	Reporting of extraordinary events in connection with the trust that occurred during the past year.

The Holders may review the Annual Report at the offices of the Trustee during normal working hours and may receipt a copy of the report upon request.

20.	Trustee’s Wages

The Company will pay the Trustee wages for his services, in accordance with the Third Addendum of this Deed of Trust.

21.	Special Powers

21.1.
The Trustee may, within the performance of the trust matters under this Deed, commission an opinion or written counsel of any attorney, accountant, assessor, appraiser, surveyor, broker or other expert (hereinafter: the “Consultants”), whether such opinion or counsel was prepared at the request of the Trustee and/or by the Company, and to act based on its conclusions, and the Trustee will not be responsible for any loss or damage caused as a result of any action or omission performed thereby in reliance on the counsel or opinion as stated, unless the Trustee acted negligently (excluding negligence exempt under law, as the case may be from time to time) and/or in bad faith and/or maliciously. The Trustee will provide a copy of the opinion or counsel as stated for the review of the Bondholders and the Company, at their request. The Company will bear all of the wages and reasonable expenses of hiring the advisors appointed as stated. The Trustee and the Company will reach an agreement as to a list of no more than three reputable consultant firms with relevant expertise, which the Trustee may contact for fee proposals as stated. The Company will select one offer from the offers submitted, and may conduct negotiations with the offices as to their proposals.

21.2.
Any such counsel or opinion may be provided, sent or received through a letter, telegram, facsimile or any other electronic means for the transfer of information, and the Trustee will not be responsible for actions performed in reliance on counsel or information or knowledge transferred in one of the methods mentioned above, despite the same containing errors or not being authentic, unless the errors or lack of authenticity could have been discovered with a reasonable examination, provided that the Trustee did not act negligently (excluding negligence exempt under law, as it may be from time to time) and/or in bad faith and/or maliciously. It is clarified that the documents may be transferred on the one hand, and the Trustee may rely on them, on the other hand, only in the event in which they are received in a clear manner, and when no difficulty arises in reading them. In any other case, the Trustee will be responsible to demand their receipt in a manner enabling their proper reading and understanding.

21.3.
The Trustee will not be required to inform any party of signing this Deed and may not intervene in any manner in the management of the Company’s business or affairs. This section will not limit the Trustee in actions that it is required to perform in accordance with this Deed of Trust.

21.4.
The Trustee will act with the trust, powers, authorizations and permissions granted thereto under this Deed of Trust at its absolute discretion, and will not be responsible for any damage caused following a mistake in discretion as stated, unless the Trustee acted negligently (excluding negligence exempt under law, as it may be from time to time) and/or in bad faith and/or maliciously.

22.	The Trustee’s Power to Employ Agents

Subject to providing notice to the Company in advance, and provided that the Trustee does not feel that the same may harm the rights of the Bondholders, the Trustee may appoint an agent/s to act in its place, whether an attorney or otherwise, in order to perform or participate in the performance of special actions that must be performed in connection with the trust, and pay reasonable wages to any such agent. Without derogating from the generality of the above, the same includes taking legal actions or representations in merger or division proceedings of the Company. The Company may oppose such appointment in the case in which the agent is a competitor, directly or indirectly, in the business of the Company or corporations under its control and/or in the case in which there is a concern that the agent may be found, directly or indirectly, in a case of a conflict of interests between the appointment and its position as an agent and its personal affairs, and its other roles or connections to the Company or the corporations under its control, provided that notice of the Company’s objection as stated has been provided to the Trustee no later than ten business days from the date on which the Trustee was provided with notice of its intention to appoint an agent as stated. It is clarified that the appointment of an agent will not derogate from the responsibility of the Trustee for its actions and the actions of the agent. The Trustee may pay, at the Company’s expense, the reasonable wages of such an agent, and the Company will repay the Trustee, at its first request, any expense as stated, provided that prior to the appointment of the agent as stated, the Trustee will inform the Company in writing of the appointment in addition to detail of the wages of the agent and the purpose of its appointment, and that the circumstances of the cost of the wages of the agents does not deviate from the boundaries of reasonable and acceptable. It is clarified that the publication of the results of the decision of the Bondholders regarding the appointment of agents will constitute notice as stated, provided that before the appointment as stated, the Trustee has provided the Company with all of the information and detail as stated above. For the avoidance of doubt, the Company will not repay the Trustee for the wages or expenses of an agent that was present on the Trustee’s behalf in a meeting of the Bondholders or an agent that completed the ordinary actions that the Trustee is required to perform under this Deed of Trust, since the performance of these actions is included in the fees that the Trustee receives from the Company under the provisions of Section 20 above. For the avoidance of doubt, in the case that the Bonds are called for immediate payment, the actions that the Trustee is required to take in connection with the same will not be considered to be ordinary actions that the Trustee is required to perform under this Deed of Trust for the purpose of this section.

23.	Indemnification

23.1.
The Company and the Bondholders (on the relevant date, as stated in Section 23.5 below, each for its obligations as stated in Section 23.3 below) hereby undertake to indemnify the Trustee and any officer thereof, its employees, shareholders, agent or an expert appointed and other entities on behalf of the Trustee under the terms of the Deed of Trust and/or a decision passed in a meeting of the Bondholders (hereinafter: the “Parties Entitled to Indemnification”), provided that there is no dual indemnification or compensation in the same matter:

23.1.1.
For any reasonable expense, damage, payment or financial charge under a judgment or arbitral judgment (for which no stay of proceedings is ordered) or under a settlement concluded (and if the settlement relates to the company, the Company provides its consent to the settlement), the grounds of any of which relate to actions performed by the Parties Entitled to Indemnification or that the Parties Entitled to Indemnification failed to perform (as applicable) or are required to perform under the provisions of this Deed and/or a law and/or provision of the competent authority and/or any law and/or the demand of the Bondholders and/or based on the request of the Company, all in connection with this Deed of Trust; and

23.1.2.
For wages owed to the Parties Entitled to Indemnification and reasonable expenses incurred and/or that will be incurred following the execution and/or use of the powers and authorities under this Deed or under law or in connection with such actions, which they reasonably believed must be performed, all provided that none of the following situations takes place:

23.1.2.1.	The matter for which the indemnification is provided cannot be delayed (without derogating from their right to demand retroactive indemnification, if they become eligible);

23.1.2.2.	The Parties Entitled to Indemnification acted in bad faith;

23.1.2.3.	The Parties Entitled to Indemnification acted outside of the framework of their duties and/or contrary to the terms of the Deed and/or the provisions of the law;

23.1.2.4.	The Parties Entitled to Indemnification were negligent (excluding negligence exempt under law, as it may be from time to time);

23.1.2.5.	The Parties Entitled to Indemnification acted with malice;

23.1.2.6.
The Parties Entitled to Indemnification did not inform the Company in writing, immediately upon being made aware of the charge, and did not allow the Company to manage the proceedings (excluding in cases in which the proceedings were managed by the insurance company of the trustee or if the Company is in a conflict of interests).

The indemnification undertaking under this Section 23.1 will be the: “Indemnification Undertaking.”

It is clarified that even if the case in which claims are made against the Parties Entitled to Indemnification that they are not entitled to indemnification due to subsection 23.1.2.2-23.1.2.4 above, the Trustee alone (and not the other Parties Entitled to Indemnification, including its agents) will be entitled, immediately upon its first request, to payment of the amount owed thereto for the “Indemnification Undertaking.” In the case in which it is determined in any judicial decision (even if the decision as stated is subject to appeal) that the Trustee does not have the right to indemnification, the Trustee will return the Indemnification Undertaking amounts paid thereto.

23.2.
Without derogating from the validity of the Indemnification Undertaking in Section 23.1 above and subject to the Securities law, as long as the Trustee is required under the terms of the Deed of Trust and/or under law and/or a provision of a competent authority and/or any law and/or at the request of the Bondholders and/or at the request of the Company to perform any action, including but not limited to initiating proceedings or filing a claim for the Bondholders as stated in this Deed, the Trustee may refrain from taking any such action until it receives a financial deposit to its satisfaction from the Company, and in the event that the Company does not provide a financial deposit for any reason, from the Bondholders to cover the Indemnification Undertaking (hereinafter: the “Financing Cushion”). The Trustee will contact the Bondholders that held [Bonds] on the effective date (as stated in Section 23.5 below), with a request that they provide the Financing Cushion amount, each based on its relative share (as this term is defined below). In the case that the Bondholders do not actually deposit the entire Financing Cushion amount, the Trustee will not be required to take an action or the relevant proceedings. The above will not exempt the Trustee from taking an urgent action required in order to prevent substantial detrimental harm to the rights of the Bondholders.

23.3.	The Indemnification Undertaking:

23.3.1.
Will apply to the Company for the following cases: (1) an action performed and/or that must be performed under the terms of the Deed of Trust or to protect the rights of the Bondholders; and (2) actions performs and/or that must be performed at the request of the Company.

23.3.2.
Will apply to the Holders that hold the relevant bonds on the effective date (as stated in Section 23.5 below) in the following cases: (1) actions performed at the request of the Bondholders (excluding actions as stated that are taken at the request of Holders, for the grounds set forth in this Deed of Trust, to protect the rights of the Bondholders); and (2) in the case of non-payment by the Company of all or part of the “Indemnification Undertaking” amount, as applicable, applicable thereto under Section 23.1 above (subject to the provisions of Section 23.7 below). It is clarified that the payment in accordance with this subsection (2) will not derogate from the Company’s obligation to bear the Indemnification Undertaking in accordance with the provisions of Section 23.3.1.

23.4.
In any case in which the Company does not pay the amounts required to cover the Indemnification Undertakings and/or in the case that the Indemnification Undertaking applies to Holders under the provisions of Section 23.3.2 above and/or the Holders are requested to deposit the Financing Cushion amount under Section 23.2 above, the following provisions will apply:

23.4.1.	The funds will be collected in the following manner:

23.4.1.1.
First - the amount will be financed from the interest funds and/or principal that the Company must pay to the Bondholders after the date of the required action, and the provisions of Section 11 above will apply;

23.4.1.2.
Second - if, if the Trustee’s opinion, the amounts deposited in the Financing Cushion are not sufficient to cover the Indemnification Undertaking, the Holders that hold on the effective date (as stated in Section 23.5 below) will deposit the missing amount, each based on its relative share (as this term is defined) with the Trustee. The amount deposited by each Bondholder will bear annual interest at an amount equal to the interest set forth for the Bonds, and will be paid based on the priority as stated in Section 11 above.

“Relative Share” shall mean - the relative share of the Bonds held by the Holder on the relevant effective date as stated in Section 23.5 below, from the total par value in circulation at the time. It is clarified that calculating the relative share will remain constant even if after the same date, a change occurs to the par value of the Bonds held by the Holder.

23.5.	The effective date for the determination of liability in the Indemnification Undertaking and/or the effective date for payment of the Financing Cushion is as follows:

23.5.1.
In any case in which the Indemnification Undertaking and/or the Financing Cushion payment are required due to a resolution or urgent action that is required to prevent substantial detrimental harm to the rights of the Bondholders, without a prior decision of a meeting of the Bondholders, the effective date for the charge will be the end of the trading day on the day on which the action was taken or the date of the decision, and if the same is not a trading day, the preceding trading day.

23.5.2.
In any event in which the Indemnification Undertaking and/or Financing Cushion payment are required based on a decision of a meeting of the Bondholders - the effective date for the charge will be the effective date for participation in the meeting (as determined in the invitation notice), and will also apply to a holder that is not present or a participant in the meeting.

23.6.	The payment by the holders in lieu of the Company of any amount imposed on the Company under this Section 23 will not release the Company from its obligation to bear payment as stated.

23.7.	The reimbursement to the Bondholders which bore payments under this section will take place based on the order of priorities set forth in Section 10 above.

24.	Notices

24.1.
Any notice on behalf of the Company and/or the Trustee to the Bondholders will be provided through the publication of an immediate report in the MAGNA system, and in the following cases, the notice will also be published in two daily newspapers distributed in Israel in Hebrew: (a) a settlement arrangement under Section 350 of the Companies Law; (b) a merger. Any notice published or that is sent as stated will be considered to have been delivered to the Bondholders on the publication date as stated (on the MAGAN, Edgar or newspapers, as applicable).

24.2.
The Trustee may instruct the Company, and the Company will be required to immediately report to MAGNA on behalf of the Trustee, of any report with its wording as provided in writing by the Trustee to the Company.

24.3.
In the case in which the Company ceases to be a foreign corporation (as this term is defined by law), to which the provisions of Chapter E3 of the Law apply, and ceases to be a “reporting corporation” as this term is defined in the Securities Law, any notice on behalf of the Company and/or Trustee to the Bondholders will be provided by being sent via registered mail based on the most recent address of the registered holders of the Bonds, as set forth in the Register of Bondholders and/or by its publication in two daily newspapers distributed in Israel in Hebrew. Any notice sent via mail as stated will be considered to have been provided to the Bondholder three (3) business days from the date of its dispatch with registered mail.

24.4.
Copies of notices and invitations provided by the Company to the Bondholders will be sent to the Trustee as well. It is clarified that notices and invitations as stated do not include ongoing reports of the Company to the public. Copies of the notices and invitations provided by the Trustee to the Bondholders will be sent to the Company as well.

24.5.
Any notice or demand on behalf of the Trustee to the Company or on its behalf to the Trustee may be provided by a letter sent via registered mail based on the address set forth in the Deed of Trust (or based on another address which one party will inform the other of in writing) or through facsimile (in addition to telephone confirmation regarding its receipt by the recipient) or by sending it via email with email confirmation being received of its receipt (not automatic delivery confirmation) by the receiving party, and any such notice or demand will be considered to be notice received by the party to which it was sent three business days from being delivered via registered mail, about one business day from being sent via email or facsimile, or on the first business day after the date of its delivery via courier or being offered for acceptance by the sender, as applicable.

25.	Waiver, Settlement and/or Changes to the Terms of the Bonds and the Deed of Trust

25.1.
Subject to the provisions of the Law and the regulations enacted or that will be enacted thereunder, the Trustee may, from time to time and at any time, if convinced that there is no harm to the rights of the Bondholders or that the same will benefit the Bondholders, waive any breach or any non-fulfillment of any of the conditions of the Bonds or this Deed by the Company.

25.2.
Subject to the provisions of the Law and with prior consent in a special resolution (as defined in Section 1.7 above), the Trustee may, whether before or after the principal of the Bonds is called for repayment, settle with the Company in connection with any right or claim of the Bondholders (Series A) or any of them, and agree with the Company to any arrangement on their rights, including to waive any right or claim of the Company and/or the Bondholders (Series A) or any of them towards the Company.

25.3.
Subject to the provisions of the Law and the regulations enacted or that will be enacted thereunder, the Company and the Trustee may, whether before or after the principal of the Bonds is called for repayment, change the Deed of Trust and/or the terms of the Deed, if one of the following is met:

25.3.1.
Excluding a change to the identity of the Trustee or its wages, or to appoint a trustee in the place of a Trustee whose service is concluded, if the Trustee is convinced that the change does not harm the Bondholders.

25.3.2.	The change proposed is approved by a special resolution (as defined in Section 1.7 above).

25.4.	The Company will provide the Bondholders with written notice of any change as stated under Section 25.1, Section 25.2 or Section 25.3 above, as soon as possible after its execution.

25.5.
In any event of use of a right of the Trustee under this Section, the Trustee may demand from the Bondholders to provide it or the Company with the certificate of the Bonds to record a note thereon regarding any settlement, arrangement, change or amendment as stated, and at the request of the Trustee, the Company will add a note as stated on a certificate provided thereto. In any event of use of any of the Trustee’s rights under this Section, it will inform the Bondholders of the same immediately and as soon as possible.

25.6.	Without derogating from the above, the conditions of the Bonds may be amended even within a settlement or arrangement, certified by the court, under Section 350 of the Companies Law.

26.	The Bondholder Registry

26.1.
The Company will hold and manage at its registered office a registry of the Bondholders, which will contain the names of the Bondholders, their addresses, the numbers and par value of the Bonds listed in their names. The Bondholders Registry will list any transfer of ownership of the Bonds. The Trustee and any Bondholder may review the Registry of Bondholders as stated at any reasonable time. The Company may close the Registry of Bondholders from time to time for a period or periods that do not exceed, jointly, thirty days each year.

26.2.
The Company will not be required to record in the Registry of Bondholders any notice regarding explicit trust, implicit or estimated trust, or a pledge or lien of any type or kind, or any equitable right, claim or offset, or any other right in connection with the Bonds. The Company will only recognize ownership of a person in whose name the Bonds are registered. The lawful heirs, estate managers or executors of the estate of the registered holder, and any person entitled to the Bonds due to the bankruptcy of any registered Holder (and if the same is a corporation - due to its liquidation) may be registered as Holders thereof after providing evidence that, in the Company’s opinion, will be sufficient for evidence of their right to be registered as their holders.

27.	Certificates and Splitting Certificates

27.1.
In respect of the bonds (Series A) registered in the name of one holder, the holder shall be issued one certificate, or at his request, he shall be issued a number of certificates in a reasonable amount (and the certificates mentioned in this section shall hereinafter be called: the “Certificates”), each in a minimum quantity of NIS 1,000 (one thousand) par value (hereinafter: the “Minimum Quantity”).

27.2.
Each certificate may be split into certificates where the total par value of the Bonds included therein is equal to the amount of the par value of the Bonds included in the certificate that is requested to be split, provided that the par value for each certificate is not less than the Minimum Quantity. The split will take place based on a split request that is signed by the registered holder of the Bonds at the subject of the certificate that was split, against the transfer of the certificate that is requested to be split to the Company at its registered offices. The split will take place within 30 days from the end of the month in which the certificate is provided together with the request to be split in the registered office of the Company. The new bond certificates that are issued following the split will be in amounts of the par value in full new shekels, each. All of the costs involved in the split, including taxes and levies, if such shall apply, will fall on the party requesting the split.

28.	Report to the Trustee

28.1.	In addition to Section 17 above, the Company will prepare and the Trustee with the following, as long as the Bonds are not repaid:

28.1.1.	Consolidated and audited financial statements of the Company for the financial year ending on December 31 of the previous year, immediately after the publication by the Company.

28.1.2.	Any publication of quarterly consolidated financial results of the Company, immediately upon their publication by the Company.

28.1.3.	A copy of any document that the Company provides the Bondholders.

28.2.	Publication of the reports and/or information as stated above on the MAGNA system by the Company will be considered to be its delivery to the Trustee.

29.	Application of the Securities Law

Any matter not mentioned in this deed as well as in any event of a contradiction between provisions of the law and its regulations (that may not be conditioned upon) and between this Deed, the parties will act in accordance with the provisions of the law and its regulations.

30.	Bondholders’ Meetings

The general meetings of Bondholders will be convened and conducted in accordance with the conditions set forth in the Second Addendum of the Deed of Trust.

31.	Early Payment of the Bonds Initiated by the Stock Exchange

In the case in which the Stock Exchanged decides to delist the Bonds in circulation due to the value of the series of Bonds being less than the amount determined in the guidelines of the Stock Exchange regarding delisting Bonds from trade, the Company will act in the following manner:

31.1.
Within 45 days from the date of the decision of the board of directors of the Stock Exchange to delist from trade as stated, the Company will announce the date of early payment at which the Bondholders (Series A) may be repaid. The Company will pay the Holder the principal in addition to interest based on the terms of the Bonds (Series A) accrued until the actual payment date.

31.2.
Notice of the early repayment date will be published in an immediate report that will be sent to the Authority and Stock Exchange and in two daily newspapers distributed in Israel in Hebrew, and will be provided in writing to all of the registered Holders (if any) of the Bonds (Series A).

31.3.
The early payment date will apply no earlier than 17 days before the publication of the notice and no later than 45 days from the aforesaid date, but not in the period between the effective date for payment of interest and the date of its actual payment.

31.4.
On the early repayment date, the Company will repay the Bonds (Series A) that holders have requested to redeem, based on the balance of the par value thereof in addition to the interest that has accrued on the principal until the actual redemption date (the calculation of the interest will be performed on a basis of 365 days per year).

31.5.
The determination of the early payment date as stated above will not harm the redemption rights set forth in the Bonds of any of the Bondholders that do not redeem them on the early redemption date as stated above, but the Bonds (Series A) will be delisted from trade in the Stock Exchange and will be subject to, inter alia, the tax implications arising from the same.

31.6.
Early redemption of the Bonds (Series A) as stated above will not grant any party holding the Bonds that are redeemed as stated will the right for payment of the interest for the period following the redemption date.

32.	Early Redemption Initiated by the Company

32.1.
The Company will be entitled (but is not required), at its sole discretion, to perform early redemption, in whole or in part, of the Bonds (Series A), at any time, but not before at least 60 days transpire from the date on which the Bonds are listed for trade in the Stock Exchange, and in such a case, the following provisions will apply, all subject to the guidelines of the Securities Authority and the provisions of the bylaws of the Stock Exchange as they may be from time to time.

32.2.
The minimum amount of any early redemption will not be less than NIS 3,000,000 million. Notwithstanding the above, the Company may perform early redemption in a scope lower than NIS 3,000,000 million, provided that the frequency of the redemption as stated does not exceed one per year.

32.3.
Upon the Company’s board of directors reaching a resolution regarding the performance of early redemption as stated, the Company will publish an immediate report regarding the performance of early redemption for the Bondholders (Series A), with a copy to the Trustee, for which the effective date will be determined in the immediate report and will occur no less than 17 days and no more than 45 days before the performance of the early redemption. The early payment date will not occur in the period between the effective date for the payment of interest for the Bonds (Series A) and between the actual interest payment date. In the immediate report as stated, the Company will publish the principal amount that will be repaid in the early redemption, as well as the interest that has accrued for the aforesaid principal amount until the date of the early redemption, in accordance with the following.

32.4.
Partial redemption will not occur more frequently than once per calendar quarter, and if partial redemption does occur in a quarter in which interest and/or principal payments are made, the partial early redemption will take place on the date on which the aforesaid payment is performed.

32.5.
Early redemption will not be performed for part of the series of the Bonds if the last redemption amount is less than NIS 3.2 million. On the date of the partial early redemption, if any, the Company will announce the following in an immediate report:

32.5.1.	The partial redemption rate in terms of the unpaid balance;

32.5.2.	The partial redemption rate in terms of the original series;

32.5.3.	The partial redemption interest rate on the redeemed part;

32.5.4.	The interest rate that will be paid with partial redemption, calculated regarding the unpaid balance;

32.5.5.	An update of the partial redemption rates remaining, in terms of the original series;

32.5.6.	The effective date for entitlement to receive the early redemption of the principal of the Bonds, which is 12 days before the date determined for the early repayment.

32.6.	Partial early repayment will be performed, pari passu, for each of the Bondholders.

32.7.	The amount paid to the Bondholders (Series A) in the case of early redemption will be the higher of the following amounts:

32.7.1.
The market value of the Bonds (Series A) in circulation, which will be determined based on the average closing price of the Bonds (Series A) in thirty (30) trading days before the date on which a resolution is passed by the board of directors regarding early redemption;

32.7.2.	The liability value of the Bonds (Series A) that are available for early repayment in circulation, meaning: the principal in addition to interest, until the actual early redemption date.

32.7.3.
The balance of the cash flow of the Bonds (Series A) available for early repayment (principal in addition to interest), when discounted based on the yield of government bonds (as defined below) in addition to interest at an annual rate of 1.5%; discounting the Bonds (Series A) available for early redemption will be calculated as of the early redemption date and until the last payment date determined with respect to the Bonds (Series A), available for early redemption, as determined in the first offering report.

In this regard: the “Yield on Government Bonds” means the average yield (gross) for redemption, in a period of seven business days, ending two business days before the date of notice of the early redemption, of three series of government shekel bonds whose average lifespan is the closest to the average lifespan of the Bonds (Series A) on the relevant date.

33.	Addresses

The addresses of the parties will be as they appear in the preamble to this Deed, or any other address of which one party notifies the other in writing.

34.	Applicable Law and Jurisdiction

The law applicable to this Deed of Trust and its appendices is Israeli law. The sole and exclusive jurisdiction with respect to this Deed will be granted to the competent courts of Tel Aviv Jaffa.

35.	Authority to Report to MAGNA

The Trustee, by signing this Deed, authorizes the electronic authorized signatories of the Company, as they may be, to report in its name on MAGNA regarding its engagement in this Deed and signature, to the extent required by law.

36.	General

Without derogating from the other provisions of this Deed and of the Bonds, any waiver, extension, discount, silence, refraining from taking action ("Waiver") on the part of the Trustee regarding non-fulfillment or partial fulfillment or improper fulfillment of any obligation to the Trustee according to this Deed and the Bonds will not be considered as a Waiver on the part of the Trustee of any right, but rather limited consent to the special opportunity in which it was granted. Without derogating from the other provisions of this Deed and the Bond, any change in undertakings to the Trustee requires receipt of the Trustee's prior written consent Any other consent, whether oral or by means of Waiver and refraining from taking action or in any other way which is not written will not be considered consent of any kind. The Trustee's rights according to this agreement are individual and independent of one another, and are in addition to any right existing and/or which shall be granted to the Trustee according to law and/or agreement (including this Deed and the Bond).

In witness whereof the parties have signed:

/s/ Dan Avnon	/s/ Amir Philips /s/ Yakir Ben-Naim
Hermetic Trusts (1975) Ltd.	Optibase Ltd.

I, the undersigned, Adv. Adva Bitan, certify that this Deed of Trust was duly signed by OptiBase Ltd. (hereinafter: the “Company”) under its articles of association, through Amir Phillips and Yakir Ben Naim, whose signature bind the Company in connection with this Deed.

/s/ Adva Bitan
Adv. Adva Bitan

Optibase Ltd.
First Addendum
Bond Certificates (Series A)

Bonds (Series A), which are payable in in twelve (12) payments, are hereby issued, with the payments being consecutive and equal, on June 30 and December 31 of each of the years 2016 through 2021 (with the first payment for the principle being executed on June 30, 2016, and the last payment being executed on December 31, 2021), bearing annual interest at a rate determined in the Tender, as stated below.

The Bonds (Series A), registered by name

Certificate Number: [__]

Total par value of the Bonds in this certificate is NIS [___].

The registered owners of the Bonds in this certificate: Mizrahi Tefahot Nominee Company Ltd.

1.
This certificate attests to the fact that OptiBase Ltd. (hereinafter: the “Company”) will pay on June 30 and December 31 of each of the years 2016 through 2021 8.33% of the par value of the Bonds in this certificate (excluding the last payment in a rate of 8.37% of the par value of the Bonds in this certificate), to a party that is the registered holder (as defined in the overleaf conditions) of the Bonds on the effective date for the same payment, all subject to the terms on the overleaf and the Deed of Trust dated August 2, 2015 between the Company on the one hand and Hermetic Trust (1975) Ltd. and/or any party that serves from time to time as a trustee of the Bondholders under the Deed of Trust (the “Trustee”).

2.	This Bond bears interest in the annual rate set forth above, which will be paid on the dates, all in accordance with the overleaf conditions.

3.	This Bond will not be linked (principal and interest), all as set forth in the overleaf conditions.

4.
This Bond is issued as part of Series A of the Bonds (Series A) whose terms are identical to the terms of this Bond, subject to the terms set forth in the overleaf and in accordance with the Deed of Trust (hereinafter: the “Deed of Trust”) dated August 2, 2015, signed between the Company and the Trustee.

5.	The Bonds are not secured by any collateral.

6.
It is clarified that the provisions of the Deed of Trust will constitute an integral part of the provisions of this Bond and will bind the Company and the Holders of the Bonds included in Series A. In any event of a conflict between this certificate and the Deed of Trust, the provisions of the Deed of Trust shall prevail.

7.
Payment of the principal and the last payment of the interest will be performed against the delivery of the Bonds to the Company at its registered office, as stated in the overleaf conditions or in any other place announced by the Company, no later than five business days before the payment date.

8.	All of the Bonds (Series A) will rank equally amongst each other (pari passu), without having any priority of one over the other.

9.
The Company may issue, at any time and from time to time in any manner (including a private placement or offer to the public), at its sole discretion, without requiring the consent of the Bondholders or the Trustee or providing notice to any of them as to the same, including an issue to an Affiliated Holder as defined in Section 4.2 of the Deed of Trust, bonds of a different class or different series of bonds or other securities or any type or kind, with or without ancillary rights for the purchase of the Company’s shares, with terms of interest, linkage, securities, payment, and other conditions, if the Company sees fit, whether preferential over the terms of the Bonds, equal or inferior to them. The Company also reserves the right to increase the Series from time to time at its sole discretion, in accordance with the provisions of any law and subject to the provisions of Section 3.2 of the Deed of Trust.

10.	Any transfer of the Bonds is subject to the transfer limitations set forth in Section 9 of the overleaf conditions of the certificate of the Bond.

Signed by the Company on [_____].

Optibase Ltd.

By: Authorized Signatory: [________]	Authorized Signatory: [_________]

I the undersigned, ____________, Adv., certify that this Bond certificate was duly signed by OptiBase Ltd. company according to its bylaws, by means of Mr. ____________________ and his signature binds the Company for____________________ purposes of this Bond.

[__________], Adv.

The Terms Listed on the Overleaf

1.	General

Unless explicitly stated otherwise, the terms of the Bonds (including the terms on the overleaf) will have the meanings granted to them in the Deed of Trust to which this Bond is attached.

The terms of the Bonds (the terms on the overleaf) are an integral part of the provisions of the Deed of Trust and the provisions of the Deed of Trust will be considered to have been explicitly included in the terms of these bonds. In any event of a conflict between this Bond and the Deed of Trust, the provisions of the Deed of Trust shall prevail.

2.	The Bonds

2.1.	The Bonds (Series A), in this certificate are part of a series of Bonds (Series A), registered by name.

2.2.	The Bonds bear interest, as set forth in Section 3 through 5 below.

The Bonds in this certificate will be listed for trade in the Stock Exchange.

2.3.	The Expansion of the Series

For details, see Section 3.2 of the Deed of Trust.

2.4.	Issue of Additional Securities

For details, see Section 3.3 of the Deed of Trust.

2.5.	Collateral

For details, see Section 6 of the Deed of Trust.

3.	Principal

The Bonds will be payable (principle) in twelve (12) payments, with the payments being consecutive and equal, on June 30 and December 31 of each of the years 2016 through 2021 (with the first payment for the principle being executed on June 30, 2016, and the last payment being executed on December 31, 2021). 2

The Bonds shall not be linked to any index or currency.

2	Each of the first 11 payments will be in a rate of 8.33% of the principal and the last payment will be in a rate of 8.37% of the principle.

4.	The Interest

The unpaid balance of the Bonds (Series A) in circulation will bear annual interest at a fixed rate that will be determined in the Tender (without linkage to any index or currency) (but subject to adjustments in the case of a deviation from the Financial Covenants as set forth in Section 5.3 of the Deed of Trust).

The interest for the Bonds (Series A) will be paid in thirteen (13) biannual payments, on June 30 and December 31 of each of the years 2015 through 2021 (inclusive), with the first interest payment being made on December 31, 2015, and the last interest payment being made on December 31, 2021, for the period of six (6) months ending on the payment date (hereinafter: the “Interest Period”), other than the first interest payment, which will be made on June 30, 2015, for the period beginning on the first trading day after the closing date of the signatures and ending on the first payment date of the interest (hereinafter: the “First Interest Period”), when calculated on a basis of 365 days per year, based on the number of days in this period. The interest rate that will be paid for a particular interest period (other than the First Interest Period) (meaning, the period that begins on the first day after the end of the interest period immediately prior and ending on the interest payment day immediately after the commencement date) will be calculated as the yearly interest rate divided by two (hereinafter: the "Semiannual Interest Rate"). The Company will publish an immediate report of the results of the tender relating to the issue of the Bonds (Series A), the first interest rate, the interest rate determined in the Tender as stated, and the biannual interest rate.

5.	Interest and Principle Payments on the Bonds

5.1.
The payments on account of principal in respect of the Bonds (Series A) will be paid to the individuals that hold the Bonds (Series A) on June 18 and December 19 of each of the years 2016 through 2021 (inclusive), which precede the payment date on the relevant payment, other than the final payment.

5.2.
The payments on account of interest in respect of the Bonds (Series A) will be paid to the individuals that hold the Bonds (Series A) on June 18 and December 19 of each of the years 2015 through 2016 (inclusive), as of December 2015 and until December 2021 (inclusive), which precede the payment date on the relevant payment, other than the final payment.

5.3.
Notwithstanding the aforesaid, the final payment of principal and interest that will be made in exchange for the delivery of the certificates of the Bonds (Series A) to the Company on the payment date, will take place at the Company's registered office or in any other place which the Company shall indicate. The Company’s notice regarding the aforesaid payment will be published no later than five (5) business days before the date of the final payment.

It is clarified that anyone who is not included amongst the Register of Bondholders (Series A) on the effective date will not be entitled to an interest payment in respect of the interest period that began prior to that same date.

5.4.
In any event in which a date for payment on account of principal and/or interests falls on a day which is not a business day, the payment date will be postponed to the first business day thereafter, without additional payment and the "Effective Date" for the purpose of determining entitlement for redemption or interest will not change as a result.

5.5.
Every payment on account of the principal and/or interest which shall be paid with a delay exceeding 7 days from the date stipulated for its payment according to this Bond, for reasons that are dependent on the Company, shall bear arrears interest applicable from the effective date for payment and until the date of actual payment. In this regard, arrears interest will mean annual interest at a rate of 2% in excess of the interest borne by the same Bond. In the case in which arrears interest is paid, the Company will issue and immediate report at least two business days before payment as stated, in which it announces the rate and date of payment of the interest as stated.

5.6.	The payment of the principal and interest are not linked to any index or currency.

5.7.
Payment to those who are so entitled will be done by check or bank transfer to credit the bank account of the individuals whose names are listed in the Register of Bondholders (Series A), and stated in the details provided to the Company in writing in advance, in accordance with Section 5.8 below. If the Company cannot pay any amount to those so entitled, for a reason independent on the Company, the provisions of Section 6 below will apply.

5.8.
A Bondholder (Series A) will notify the Company of the details of the bank account to be credited with payments to that same Holder according to the Bonds (Series A) as aforesaid, or of a change in the details of said account or his address, as applicable, in a written notice that will be sent by registered mail to the Company. The Company shall be required to act in accordance with the notice from the Holder regarding said change after the passing of fifteen (15) business days from the date on which the Holder's notice reached the Company.

5.9.
If a Bondholder who is entitled to payment as stated did not provide the Company with details regarding his bank account in advance, every such payment on account of the principal and interest will be made by check which will be sent by registered mail to his last address registered in the Registry of Bondholders (Series A). Sending of a check to one so entitled by registered mail as aforesaid will be considered for all intents and purposes as payment of the amount determined therein on the date of its sending by mail, provided that the check is deposited upon being properly presented for collection.

5.10.	Any compulsory payment required under law will be withheld from any payment for the Bonds (Series A).

6.	Refraining from Payment for a Reason Which is not Dependent on the Company

For details, see Section 13 of the Deed of Trust.

7.	Transfer of Bonds

7.1.
Subject to Section 7.3 below, the Bonds may be transferred in their full par value, provided that it shall be in whole New Israel Shekels. Every Bond transfer shall be done by a letter of transfer in an accepted wording for the transfer of shares, duly signed by a the registered holder or his legal representatives and by the recipient of the transfer or his legal representatives, which shall be provided to the Company at its registered office together with the bond certificates transferred in accordance therewith, as well as any other reasonable proof required by the Company for the purpose of proving the transferor’s right to transfer them.

Subject to the above, procedural provisions included in the Company’s articles of association with respect to the manner of the transfer of the shares will apply, mutatis mutandis as applicable, with respect to the manner of transfer of the Bonds and their assignment.

7.2.	If any compulsory payment shall apply to the letter of transfer of the Bonds, reasonable proof of their payment shall be provided to the Company by the party requesting the transfer.

7.3.
In the event of a transfer of only a portion of the amount of the determinate principle in a Bond in this certificate, it is necessary to first split, according to the provisions of Section 8below, the certificate into a number of bond certificates as required by the same, such that the sum of all of the determinate principle amounts therein will be equal to the amount of the determinate principle of said bond certificate.

7.4.
After the fulfillment of all of the aforesaid conditions, the transfer will be recorded in the Register of Bondholders, and the recipient will be subject to all of the terms set forth in the Deed of Trust and this Bond.

7.5.	All of the expenses and fees involved in the transfer will be borne by the party requesting the transfer.

8.	Splitting Bond Certificates

For the purpose of splitting a bond certificate, see Section 27 of the Deed of Trust.

9.	Early Payment of the Bonds (Series A) Initiated by the Stock Exchange

For details, see Section 31 of the Deed of Trust.

10.	Early Redemption Initiated by the Company

For details, see Section 32 of the Deed of Trust.

11.	Forced Early Redemption

For details, see Section 33a of the Deed of Trust.

12.	Purchase of Bonds by the Company and/or an Affiliated Holder

For details, see Section 4 of the Deed of Trust.

13.	General Provisions

13.1.
The principal and interest amount are payable and transferable without considering any equitable right or any offset right or existing counterclaims or those that will be formed between the Company and a previous Holder, including the original holder of the Bonds.

13.2.
Any party that becomes entitled to the Bonds as a result of a bankruptcy or as a result of liquidation proceedings of the Bondholders will have the right, when the same evidence is presented as requested by the Company from time to time, to be registered in the Register of Bondholders as a holder of the Bonds, or subject to the conditions set forth above in this certificate, to transfer them.

13.3.
The Bondholders may operate their rights under the Bonds and the Deed of Trust through the Trustee or based on a decision of the general meeting of the Bondholders in the manners set forth in the Bonds and the Deed of Trust. Notwithstanding the above, in the event that the Trustee acts in a manner contrary to the provisions of the Deed of Trust and the Bonds, the Bondholders may operate their rights, including based on the decision of the general meeting.

13.4.
The provisions of the Deed of Trust, including the right to call the Bonds for immediate repayment, set forth in Section 8 of the Deed of Trust, will be considered to be an integral part of this Deed.

14.	Waiver, Settlement and/or Changes to the Terms of the Bonds

For details, see Section 25 of the Deed of Trust.

15.	General Meetings of the Bondholders

The general meetings of Bondholders will be convened and conducted in accordance with the Second Addendum of the Deed of Trust.

16.	Receipts as Proof

Without derogating from any other condition other than these terms, a receipt signed by a Holder of Bonds in this certificate shall constitute evidence of the full payment of any payment set forth in the receipt, which is performed by the Company or the Trustee, as applicable, for the Bonds in this certificate.

17.	Replacement of Bond Certificates

In the case that the Bond Certificate is defaced, lost or destroyed, the Company may issue a new certificate for the Bonds in its place, under the same conditions regarding proof, indemnification and coverage of the reasonable expenses incurred to the Company to clarify the ownership right of the Bonds, as the Company sees fit, provided that in the case of wear and tear, the damaged Bond certificate will be returned to the Company before the new certificate is issued. Fees and other expenses involved in the issuance of the new certificate, if applicable, will be borne by the party requesting the replacement of the certificate as stated.

18.	Notices

For details, see Section 24 of the Deed of Trust.

Second Addendum of the Deed of Trust

General Meetings of the Bondholders

Subject to the provisions of the Securities Law, convening a meeting of Bondholders, the manner of its management and the various terms about the meetings, are as follows:

Convening a Meeting

1.
The Trustee will convene, no later than the end of fourteen (14) days from the submission of the second annual report of trust matters (under Section 19.1 of the Deed of Trust) a meeting of Holders, for each series of bonds separately. The meeting will convene no later than the end of sixty (60) days from the submission of the aforesaid report. The agenda of the aforesaid meeting will include the appointment of the Trustee for the period determined, a discussion of the annual report of the trust matters and any other matter determined in the agenda as stated in Section 35l2 of the Securities Law.

2.
The Trustee will convene a meeting of the Bondholders if it deems necessary, or based on a written request of the Bondholders, holding, individually or jointly, at least five percent (5%) of the balance of the par value of the Bonds in circulation.

3.
In the event that those requesting the convening of the meeting are Bondholders, the Trustee will be entitled to require indemnification from the requesters, including in advance, for the reasonable expenses involved in the same.

4.
The Trustee that is requested to convene a meeting of Holders under the provisions of Section 2 will convene the meeting within 21 days from the date on which the request that it be convened is submitted to him, on a date which shall be stipulated in the invitation, and provided that the date of convening will not be earlier than seven days and no later than 21 days from the date of the invitation; however, the Trustee is entitled to advance the convening of the meeting to at least one day after the invitation date, if he believes that this is required for the purpose of defending the Holders' rights; should he do so, the Trustee will explain the reasons for advancing the convening date in the report regarding the meeting invitation.

5.	The Trustee may, at its reasonable discretion, change the date of convening a meeting that he summons and at the request of the Company, in the case in which the meeting is called by the Company.

6.	In the case in which the Trustee calls a meeting of Bondholders other than at the request of the Bondholders, the Trustee may determine that the meeting will be held via electronic means.

7.
If the Trustee did not call a meeting of Holders according to the Holders’ request, within the date as stated in Section 4 above, the Holder may convene the meeting, provided that the date of convening will be within 14 days of the end of the period in which the Trustee must call the meeting, and the Trustee will bear the expenses incurred by the Holder in connection with convening the meeting.

8.	In the even that a meeting of Holders is held as stated in Section 1 or 2 above, the Court may, at the request of a Holder, order that a meeting be convened.

9.	In the event that the Court orders as stated in Section 8 above, the Trustee will bear the reasonable expenses incurred by the applicant in the court proceedings, as determined by the court.

10.
The Company may convene, at any time, a meeting of Bondholders in coordination with the Trustee. If the Company called such a meeting, it must immediately send the Trustee written notice of the location, day and time in which the meeting will take place as well as the matters to be presented for discussion therein, and the Trustee or his representative will be entitled to participate in the said meeting without having the right to vote. A meeting as stated will be convened for the date determined in the order, provided that the date of convening is not earlier than seven days and no later than 21 days from the date of the invitation.

11.
In the event that there is no practical way to convene a meeting of Holders or manage it in the manner determined in the Deed of Trust or the Law, the Court may, at the request of the Company, Bondholder entitled to vote in a meeting or Trustee, instruct that a meeting will be convened or managed in the manner determined by the Court, and may provide supplementary instructions as it sees fit.

Flaw in convening

12.
The Court may, at the request of the Holder, overturn a resolution passed in a meeting of Holders that convened or was managed without the conditions set forth for the same in the Law or under this Deed being met.

13.
In the event that the flaw in the convening relates to notice regarding the place of convening the meeting or its time, a Holder that arrives to the meeting despite the flaw may not demand that the resolution is overturned.

Notice of Convening a Meeting

14.
Notice of a meeting of Holders will be published under the provisions of Chapter G1 of the Law (“electronic reporting”) and will be provided to the Company by the Trustee before the reporting and in accordance with the Regulations.

15.	The notice of convening will include the agenda, resolutions proposed and the arrangements for the purpose of voting in writing under the provisions of Sections 28 and 30 below.

Meeting Agenda

16.
The Trustee will determine the agenda in a meeting of Holders, and include the matters for which the meeting of Bondholders was required to convene based on Sections 1 and 2 above, and any matter required as stated in Section 18 at the request of a Holder.

17.	If a meeting is convened as stated in Section 10 above, the Company will determine the agenda in the meeting.

18.
One or more Holder with at least five percent (5%) of the balance of the par value of the series of Bonds may request that the Trustee include a matter on the agenda of the meeting of Holders that will convene in the future, provided that the matter is suitable for being discussed in a meeting as stated.

19.	In a meeting of Holders, resolutions will be passed regarding matters listed on the agenda alone.

Place for Convening a Meeting

20.
A meeting of Holders will take place in Israel at the offices of the Company or another place which the Company or Trustee will announce. The Trustee may change the address of convening the meeting. The Company will bear the costs of convening the meeting at an address that is not its offices.

The effective date for ownership of Bonds

21.
Holders entitled to participate and vote in a meeting of Holders are holders of Bonds on the date determined in a resolution to convene a meeting of Holders, provided that the same date is not more than three days before the convening of a meeting of Holders and is not less than one day before the convening date.

Chairman of the Meeting

22.	In each meeting of Holders, the Trustee or the person appointed by the Trustee will serve as chairman of the same meeting.

23.
The Trustee will prepare minutes of a meeting of the Bondholders, and will keep them in its registered offices for a period of seven (7) years from the meeting date. The minutes of the Meeting may be prepared by way of recording. Minutes, if prepared in writing, will be signed by the chairman of the meeting. Any minutes signed by the chairman of the meeting constitute prima facie evidence of the contents thereof. The registry of minutes will be kept in the registered office of the Trustee, and will be open for the review of Holders and the Company during working hours and with prior coordination, and a copy will be sent to each holder that requests the same.

24.
The declaration of a chairman of the meeting whereby a resolution in the meeting of Holders has been passed or rejected, whether unanimously or by a given majority, will be prima facie evidence of what is stated therein.

Legal quorum; Adjourned or postponed meeting

25.
A meeting of Bondholders will be commenced by the chairman of the meeting after it is determined that the legal quorum required for any of the matters on the agenda of the meeting is present, as follows:

25.1.
The legal quorum required to hold a meeting of Bondholders will be the presence of at least two Bondholders, present themselves or by counsel, who have at least twenty five percent (25%) of the voting rights in circulation, within the half hour from the time scheduled for the meeting to commence, unless another requirement by Law states differently.

25.2.
If within half an hour from the time stipulated for the opening of the meeting, a legal quorum is not present, the meeting will be postponed to a different date which shall not be earlier than two business days after the date stipulated for holding the original meeting or one business day, if the Trustee believes that this is required for the purpose of protecting the rights of the Holders; if the meeting is postponed, the Trustee will explain the reasons for this in the report regarding convening the meeting.

25.3.
In the event that no legal quorum is presented in an adjourned meeting as stated in Section 25.2 above, within half an hour after the date scheduled for the meeting, the meeting will take place with any number of participants, unless another requirement is set forth by law.

25.4.
Notwithstanding the provisions of Section 25.3 above, in the event that a meeting of Holders is convened at the request of Holders as stated in Section 2 above, the adjourned meeting of holders will only convene if Bondholders are present that hold at least the number required to convene a meeting as stated in the same section (meaning: at least five percent (5%) of the balance of the par value of the Bonds in circulation).

26.
According to the decision of the Trustee or a resolution with a simple majority of the voters in a meeting of Holders in which a legal quorum was present, the continuation of the original meeting will be postponed from time to time, the discussion or passing a resolution on the matter set forth on the agenda to a later date and place determined, as determined by the Trustee or meeting as stated (hereinafter: the “Postponed Meeting”). At a Postponed Meeting, no matter will be discussed other than a matter that is on the agenda and for which no resolution was passed.

In the event that a meeting of Holders is postponed without changing its agenda, requests will be provided regarding the new date for the Postponed Meeting, as early as possible, no later than 12 hours before the Postponed Meeting. The requests as stated will be provided based on Sections 14 and 15 above.

Participation and voting

27.
The Trustee, in accordance with its reasonable discretion and subject to the provisions of any law, may split the meeting into meetings by class and determine who may participate in each type of meeting.

28.	A holder of Bonds may vote in a meeting of Holders, itself or through a proxy, and with a voting document which lists the manner of his vote, pursuant to the provisions of Section 30 below.

29.	A decision in the meeting of Holders will be passed based on counting votes.

30.	The voting document will be sent by the Trustee to all of the Bondholders; a holder of Bonds may state the manner of his vote in the voting document and send it to the Trustee.

A voting document in which the Holders indicates his vote, which the Trustee receives before the deadline determined for the same will be considered to be presence at the meeting for the purpose of the legal quorum, as stated in Section 25 above.

A voting document received by the Trustee as stated above, regarding a certain matter for which no vote was held in a meeting of Holders will be considered to be an abstention from a vote in the same meeting regarding the decision of whether to hold an adjourned meeting of Holders under the provisions of Section 26 above, and it will be counted in the adjourned meeting Holders held under the provisions of Section 26 or 25.3 and 25.4 above.

31.
Each NIS 1 par value of Bonds represented in the vote will grant the Holder thereof one vote. In the event of joint holders of Bonds, only the vote of the person listed first in the Registry will be accepted.

32.
A Bondholder may vote for part of the Bonds in its possession, and may divide the vote such that some of them are used to vote in favor of a resolution, and another part is used to vote against it and another part to abstain, all as he sees fit.

33.
A Bondholder who is a controlling shareholder of the Company, a relative or corporation under the control of any of them will not be taken into account for the determination of the legal quorum in the meeting of Holders, and their votes will not be counted in the votes in a meeting as stated.

Resolutions

34.	Resolutions in a meeting of Holders will be passed with a regular majority, unless another majority is determined in the Law or Deed of Trust.

35.	The number of votes of participants in a meeting will not include abstentions from voting.

36.	A proposed resolution will be passed with a simple majority, unless it is determined below that it will be passed with a special majority.

37.	The matters below will be passed in a meeting of Holders with a majority that is not a simple majority. The matters are as follows:

37.1.	A change, including an addition and/or amendment to the provisions of the Bonds and the Deed of Trust as stated in Section 25 of this Deed.

37.2.	Any other matter that the Deed of Trust determines to be subject to a majority that is not a simple majority.

37.3.	A resolution to replace the Trustee will be passed with a majority of at least fifty percent (50%) of the unpaid balance of the Bonds in circulation.

Vote and actions through a proxy / counsel

38.
A letter appointment appointing a proxy will be in written and will be signed by the appointing party or by his representatives that are duly authorized to do so in writing. In the event that the appointing party is a corporation, the appointment will be performed in writing and signed with the corporation’s stamp, in addition to the signature of the corporation’s authorized signatories.

39.	A letter of appointment of an agent will be prepared in any manner acceptable by the Trustee.

40.	A proxy is not required to be a Bondholder himself.

41.
A letter of appointment and power of attorney, and any other certificate based on which the letter of appointment is signed or a certified copy of the same power of attorney will be provided to the Trustee by the date on which the meeting is convened, unless determined otherwise in a notice convening the meeting.

42.	The Trustee will participate in a meeting through its employees, officers, functionaries or another person appointed thereby, but will not have a voting right.

43.
The Company and any other person excluding the Trustee will be precluded from participating in the meeting of Bondholders or any part thereof, based on the decision of the Trustee or an ordinary resolution of the Bondholders. Notwithstanding this Section 43, the Company may participate in commencing a meeting for expressing its position in connection with any matter on the agenda of the meeting and/or the presentation of a specific matter (as applicable).

Contacting Bondholders

44.
The Trustee, and one or more Holders with at least five percent (5%) of the balance of the par value of the Bonds in circulation, through the Trustee, may contact the Holders in writing in order to convince them of the manner of their vote regarding any of the matters for discussion in the same meeting (hereinafter: the “Position Statement”).

45.
In the event that a meeting of Holders is convened under Section 2 above, the Holder may contact the Trustee and request that he publish, under the provisions of Chapter G1 of the Law, a Position Statement on his behalf to the other Bondholders.

46.
The Trustee or the Company may send a Position Statement to the Bondholders in response to the Position Statement sent as stated in Section 44 and 45 above, or in response to another request to the Bondholders.

Examination of Conflicts of Interest

47.
In the event that a meeting of Holders is convened, the Trustee will examine the existence of conflicts of interests by Holders, whether it is a matter stemming from their holding of the Bonds or whether it is another matter related to them, as determined by the Trustee (in this Section – "Other Matter"); in accordance with the provisions of any law as they may at the time; the Trustee is entitled to require that the Holder participating in the Holders' meeting notify him, before the vote, of any Other Matter of his as well as whether he has such a conflict of interests.

48.
In counting the number of votes in a vote that takes place in a meeting of Holders, the Trustee will not take into account the votes of Holders who do not meet the requirements as stated in Section 47 above or Holders for which the Trustee determines that there is a conflict of interests as stated in Section 47 above (hereinafter: the “Holders with a Conflict of Interests”).

49.
Notwithstanding what is stated in Section 48 above, if the total holdings participating in the vote, who do not possess a conflict of interest, is a less than a rate of five percent (5%) of the balance of the Bonds' par value, the Trustee will take into account when counting votes, the votes of Holders with a Conflict of Interest as well.

Convening a meeting of Holders for consultation

50.
The provisions of Sections 2, 4, 7, 16, 18 and 19 above will not derogate from the authority to the Trustee to convene a meeting of Holders, if the Trustee would like to consult with them; in convening a meeting as stated, the matters on the agenda will not be specified and the date for convening will be at least one day after the invitation date.247161819

In a meeting as stated, a vote will not take place, resolutions will not be passed and it will not be subject to the provisions of Sections 2, 4, 7, 16, 18, 19, 28, 30, 8, 8, 15, 26, 25, 45 and 21, and as set forth by law.

Third Addendum to the Trust Deed

The Company will pay the Trustee wages for his services, in accordance with this Date of Trust, as detailed below:

1.
For the Bonds (Series A) issued under the Prospectus and this Deed of Trust, and for which the Trustee will serve as a trustee, the Company will pay the Trustee wages for its services, in accordance with this Deed, as set forth below -

1.1.	A one-time payment for negotiations regarding the wording of the Deed in the amount of NIS 5,000.

1.2.	For the first year of the trust, with the first year of the trust starting on the date of the issue of the Bonds (Series A), the Trustee will be paid annual wages in the amount of NIS 20,000.

1.3.	For each additional year of the trust, as of the second year, the Trustee will pay annual wages in the amount of NIS 18,000.

The amounts in Sections 1.1-1.2 above will be hereinafter: the “Annual Wages.”

2.
The Annual Wages will be paid to the Trustee at the beginning of each year of the trust, within 15 days from the issuance of a payment request by the Trustee. The Annual Wages will be paid to the Trustee for the period until the end of the term of the Trust under the terms of the Deed of Trust, even if a receiver and/or managing receiver is appointed for the Company and/or if the trust under the Deed of Trust is managed under the supervision of a Court or otherwise.

3.
To the extent that the Trustee's service as described in this Deed of Trust shall come to an end, the Trustee will not be entitled to payment of his wages as of the date of the day on which his service expires. In the event that the service of the Trustee expires during the trust year, the wages paid for the months in which the Trustee did not serve as a trustee for the Company will be returned. This Section will not apply regarding the first year of the trust.

4.
The Trustee will be entitled to a reimbursement for “reasonable expenses” incurred, as defined below: amounts expended by the Trustee within the fulfillment of his position and/or under the authorities granted to him under the Deed of Trust, including expenses and costs for convening a meeting of the Bondholders and expenses for deliveries, including publications in newspapers related to convening a meeting.

5.
The Trustee is entitled to additional payment other than the reasonable expenses, as defined above, for special actions performed, including those that it must perform in order to fulfill its legal requirement under the Securities Law (including amendments 50 and 51 of the Securities Law) and the regulations enacted following the aforesaid amendments, as well as actions arising from a breach of this Deed of Trust by the Company and/or from a breach of any other party that provides an undertaking or security included in the Deed and/or for actions that the Trustee must perform in connection with calling the Bonds for immediate repayment, exercise of securities and undertakings and/or special actions that he is required to perform, if any, for the fulfillment of his position, including under the Deed of Trust, all in addition to and without harming the payments owed thereto under this Section.

6.
The Trustee will be entitled to additional payment as stated in the amount of NIS 600 per hour of work of the CEO, attorney or accountant, and NIS 250 per hour of work of the administrative team. Without derogating from the above.

7.
For all of the meetings of shareholders (in addition to the payment under Section 6 above) in which the Trustee participates, including his presence in a meeting that is not started due to the absence of a legal quorum, additional wages will be paid of NIS 500 per meeting, in addition to the repayment of expenses for travel. The aforesaid amount will be paid within 15 business days from the issue of a payment request by the Trustee.

8.	VAT, if applicable, will be added to payments owed to the Trustee, under the provisions of this Section, and will be paid by the Company.

9.
All of the amounts listed in this Appendix are linked to the consumer price index known on the issue date of the Bonds (Series A), but in any case, no amount will be paid that is lower than the amounts listed in this Appendix.

10.
In the event that a trustee is appointed in the place of a trustee whose service was terminated under Sections 35b(a1) or 35n(d) of the Securities Law, the Holders of the Bonds (Series A) will bear the difference in the increase in the wages of the trustee appointed as stated and the wages that had been paid to the trustee who was replaced, if the aforesaid difference is unreasonable and the provisions of the law relevant on the replacement date as stated will apply.

* * *

Appendix 3

Roles of the Trustee

Current Positions

1.
To examine based on the reports of the Company published in MAGNA (hereinafter: the “Company’s Public Reports”) and based on the confirmations and documents furnished by the Company to the Trustee under the provisions of this Deed:

1.1.	That the principal and interest payments by the Company were performed on time.

1.2.
That the uses made by the Company of the issuance consideration meet the objectives determined in the Deed of Trust and/or the chapter discussion the designation of the consideration in the issuance prospectus, if determined.

1.3.	That the Company meets the milestones determined in the Deed of Trust for its operation, if any.

1.4.	If any of the grounds for calling for immediate repayment set forth in the Deed of Trust are met.

2.	Convening meetings of Bondholders under the provisions of the Second Addendum of the Deed of Trust.

3.	Participation (including through electronic means) in meetings of the Company’s shareholders.

4.	The preparation of an annual report of trust matters as stated in Section 19.2 of the Deed of Trust and presenting it for the review of the Bondholders.

5.
Notice to the Bondholders of a substantial breach of the Deed of Trust on the part of the Company shortly after being made aware of the breach and notice of the actions that are taken to prevent it or for the fulfillment of the Company’s obligations, as applicable.

6.	To examine, based on the Company’s public reports and the confirmations and documents furnished by the Company to the Trustee under the provisions of this Deed of Trust:

6.1.	That the Company meets its obligations vis-a-vis the Bondholders, including the fulfillment of grounds for calling for immediate repayment.

6.2.	That the Company complies with all of its obligations as set forth in the Deed of Trust.

6.3.	That the Company meets the Financial Covenants set forth in the Deed of Trust.

6.4.	If any change occurs to the rating of the Bonds, if they are rated.

Special Positions

7.	Taking all of the actions required to ensure the Company’s obligations vis-a-vis the Bondholders, which are set forth in Sections 1-6 of this Appendix above.

8.	Examination of extraordinary events based on the Company’s public reports, as set forth below:

8.1.	That the Company meets its obligations vis-a-vis the Bondholders, including the fulfillment of grounds to call for immediate repayment.

8.2.	That the Company complies with all of its obligations as set forth in the Deed of Trust.

8.3.	That the Company meets the financial covenants set forth in the Deed of Trust.

9.
To apply the resolutions of the meeting of Bondholders that impose an obligation on the Trustee and to take all of the proceedings and actions required to protect rights of the Bondholders subject to the Trustee having available the financing to implement and adopt them, as required.

10.	To take urgent actions required to prevent substantial detrimental harm to the rights of the Bondholders where waiting to convene a meeting is not possible.

11.	Initiating negotiations with the Company, whether at the request of the Company or at the request of the Bondholder, regarding the requests or proposals related to the provisions of the Deed of Trust.

12.
In the case in which the Trustee believes that there is a true concern that the Company will not be able to repay the Bonds on time, to perform extraordinary examinations regarding the examination of the aforesaid circumstances and to make efforts to protect the Holders in the manner that it deems most appropriate; and may, inter alia:

12.1.
To examine the aforesaid circumstances arising from actions or transactions performed by the Company, including a distribution as defined in the Companies Law, performed in violation of the law; however, the Trustee will not perform an examination as stated if an expert is appointed for the Bondholders as defined in Section 350r of the aforesaid Law, who is entrusted with its preparation.

12.2.	To manage, on behalf of the Bondholders, negotiations with the Company to change the terms of the Bonds.

12.3.
In this regard, convening a meeting of the Bondholders by the Trustee will not be considered, for receipt of instructions as to how to operate, as a breach of its obligations, provided that convening the meeting does not materially harm the rights of the Holders.

12.4.
In the event that a meeting of Bondholders is convened as stated in Section 12.3 above, and a lawful resolution is passed in the meeting, the Trustee will act in accordance with the resolution; in the event that it does so, its actions under the same decision will be considered to be compliant with the provisions of this Section relating to the resolution.

13.	To distribute to the Bondholders, as stipulated in the Deed of Trust, funds that the Bondholders are entitled to receive, obtained by the Trustee.

14.	To supervise the process of exercising rights of the Bondholders in the event in which a functionary is appointed for the Company or its assets.